                                                                 EXHIBIT 4(c)(1)






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                                [LEASED AIRCRAFT]

                                 TRUST INDENTURE

                             AND SECURITY AGREEMENT

                     DATED AS OF ___________________, 199___

                                     BETWEEN

                              ALASKA AIRLINES, INC.



                                       AND

                 ----------------------------------------------,
                              AS INDENTURE TRUSTEE



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

     Reconciliation and tie between Trust Indenture and Security Agreement, dated as of February 1, 1992, and the Trust Indenture Act of 1939. This reconciliation section does not constitute part of the Trust Indenture and Security Agreement

                                                             Trust Indenture and
Trust Indenture Act                                          Security Agreement
  of 1939 Section                                                  Section
- -------------------                                          -------------------
Section 310 (a)(1)   . . . . . . . . . . . . . . . . . . . .       9.10(a)
            (a)(2)   . . . . . . . . . . . . . . . . . . . .       9.10(a)
Section 312 (a)      . . . . . . . . . . . . . . . . . . . .       2.06(a)
            (c)      . . . . . . . . . . . . . . . . . . . .       13.03
Section 313 (a)      . . . . . . . . . . . . . . . . . . . .       9.06
Section 314 (a)      . . . . . . . . . . . . . . . . . . . .       7.02(a)-(d)
            (b)      . . . . . . . . . . . . . . . . . . . .       7.02(e)
            (c)(1)   . . . . . . . . . . . . . . . . . . . .       13.04
            (c)(2)   . . . . . . . . . . . . . . . . . . . .       13.04
            (d)(1)   . . . . . . . . . . . . . . . . . . . .       5.01(c)
                                                                   9.04(b)
            (d)(2)   . . . . . . . . . . . . . . . . . . . .       9.04(b)
            (d)(3)   . . . . . . . . . . . . . . . . . . . .       5.01(c)
            (e)      . . . . . . . . . . . . . . . . . . . .       13.05
Section 315 (b)      . . . . . . . . . . . . . . . . . . . .       9.05
            (e)      . . . . . . . . . . . . . . . . . . . .       8.10
Section 316 (a)(last sentence) . . . . . . . . . . . . . . .       1.01(b)
            (a)(1)(A). . . . . . . . . . . . . . . . . . . .       8.06
            (a)(1)(B). . . . . . . . . . . . . . . . . . . .       8.05
            (b)      . . . . . . . . . . . . . . . . . . . .       8.08
            (c)      . . . . . . . . . . . . . . . . . . . .       13.11(c)
Section 317 (a)(1)   . . . . . . . . . . . . . . . . . . . .       8.03(h)
            (a)(2)   . . . . . . . . . . . . . . . . . . . .       8.09
            (b)      . . . . . . . . . . . . . . . . . . . .       2.09(c)
Section 318 (a)      . . . . . . . . . . . . . . . . . . . .       13.01

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2  THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 2.01   Amount Unlimited; Issuable in Series . . . . . . . . . . 11
     Section 2.02   Execution, Authentication, Delivery and Dating . . . . . 14
     Section 2.03   Temporary Certificates . . . . . . . . . . . . . . . . . 15
     Section 2.04   Registrar and Paying Agent . . . . . . . . . . . . . . . 15
     Section 2.05   Transfer and Exchange. . . . . . . . . . . . . . . . . . 16
     Section 2.06   Holder Lists; Ownership of Certificates. . . . . . . . . 17
     Section 2.07   Mutilated, Destroyed, Lost or Stolen Certificates. . . . 17
     Section 2.08   Cancellation . . . . . . . . . . . . . . . . . . . . . . 17
     Section 2.09   Payment on Certificates; Defaulted Amounts . . . . . . . 18
     Section 2.10   Payment From Indenture Estate Only . . . . . . . . . . . 20

ARTICLE 3  RECEIPT, DISTRIBUTION AND APPLICATION OF FUNDS
     IN INDENTURE ESTATE . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 3.01   Application of Proceeds of Initial Issuance of
                    Certificates . . . . . . . . . . . . . . . . . . . . . . 20
     Section 3.02   Payment in Case of Redemption of Certificates. . . . . . 22
     Section 3.03   Application of Rent When No Indenture Event of
                    Default Is Continuing. . . . . . . . . . . . . . . . . . 23
     Section 3.04   Application of Certain Payments in Case of Requisition
                    or Event of Loss . . . . . . . . . . . . . . . . . . . . 24
     Section 3.05   Payments During Continuance of Indenture Event of
                    Default. . . . . . . . . . . . . . . . . . . . . . . . . 25
     Section 3.06   Payments for Which Application Is Provided in Other
                    Documents. . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 3.07   Payments for Which No Application Is Otherwise
                    Provided . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 3.08   Credit in Respect of Certificates Surrendered for
                    Cancellation . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 4  COVENANTS OF OWNER TRUSTEE. . . . . . . . . . . . . . . . . . . . 28
     Section 4.01   Covenants of Owner Trustee . . . . . . . . . . . . . . . 28

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ARTICLE 5  DISPOSITION, SUBSTITUTION AND RELEASE OF
     PROPERTY INCLUDED IN INDENTURE ESTATE DURING
     CONTINUATION OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 5.0l   Disposition, Substitution and Release of Property
                    Included in Indenture Estate During Continuation of
                    Lease. . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 6  REDEMPTION OF CERTIFICATES. . . . . . . . . . . . . . . . . . . . 31
     Section 6.01   Redemption of Certificates in the Event of Non-
                    Delivery of Aircraft or Upon Event of Loss,
                    Termination of Lease or Refunding. . . . . . . . . . . . 31
     Section 6.02   Redemption of Certificates by Owner Trustee Upon
                    Lease Event of Default . . . . . . . . . . . . . . . . . 32
     Section 6.03   Notice of Redemption to Holders. . . . . . . . . . . . . 33
     Section 6.04   Deposit of Redemption Price. . . . . . . . . . . . . . . 33
     Section 6.05   Certificates Payable on Redemption Date. . . . . . . . . 33

ARTICLE 7  COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . 34
     Section 7.01   Repayment of Monies for Certificate Payments Held by
                    Indenture Trustee. . . . . . . . . . . . . . . . . . . . 34
     Section 7.02   Reports by the Company . . . . . . . . . . . . . . . . . 34
     Section 7.03   Consolidation, Merger, Etc.. . . . . . . . . . . . . . . 36
     Section 7.04   Change in Registration . . . . . . . . . . . . . . . . . 37
     Section 7.05   Assumption of Obligations of Owner Trustee by the
                    Company. . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 8  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . 40
     Section 8.01   Indenture Events of Default. . . . . . . . . . . . . . . 40
     Section 8.02   Acceleration; Rescission and Annulment . . . . . . . . . 40
     Section 8.03   Other Remedies Available to Indenture Trustee. . . . . . 41
     Section 8.04   Waiver of Owner Trustee. . . . . . . . . . . . . . . . . 47
     Section 8.05   Waiver of Existing Defaults. . . . . . . . . . . . . . . 47
     Section 8.06   Control by Majority. . . . . . . . . . . . . . . . . . . 47
     Section 8.07   Limitation on Suits by Holders . . . . . . . . . . . . . 48
     Section 8.08   Rights of Holders to Receive Payment . . . . . . . . . . 48
     Section 8.09   Indenture Trustee May File Proofs of Claim . . . . . . . 48
     Section 8.10   Undertaking for Costs. . . . . . . . . . . . . . . . . . 49

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ARTICLE 9  INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . 49
     Section 9.01   Duties of Indenture Trustee. . . . . . . . . . . . . . . 49
     Section 9.02   Rights of Indenture Trustee. . . . . . . . . . . . . . . 49
     Section 9.03   Individual Rights of Indenture Trustee . . . . . . . . . 50
     Section 9.04   Funds May Be Held by Indenture Trustee or Paying
                    Agent; Investments . . . . . . . . . . . . . . . . . . . 50
     Section 9.05   Notice of Defaults . . . . . . . . . . . . . . . . . . . 53
     Section 9.06   Reports by Indenture Trustee to Holders. . . . . . . . . 53
     Section 9.07   Compensation and Indemnity . . . . . . . . . . . . . . . 53
     Section 9.08   Replacement of Indenture Trustee . . . . . . . . . . . . 54
     Section 9.09   Successor Indenture Trustee; Agents by Merger, Etc.. . . 56
     Section 9.10   Eligibility; Disqualification. . . . . . . . . . . . . . 56
     Section 9.11   Trustee's Liens. . . . . . . . . . . . . . . . . . . . . 56
     Section 9.12   Withholding Taxes; Information Reporting . . . . . . . . 56

ARTICLE 10  SATISFACTION AND DISCHARGE; DEFEASANCE;
     TERMINATION OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . 57
     Section 10.01  Satisfaction and Discharge of Agreement; Defeasance;
                    Termination of Obligations . . . . . . . . . . . . . . . 57
     Section 10.02  Survival of Certain Obligations. . . . . . . . . . . . . 59
     Section 10.03  Monies to Be Held in Trust . . . . . . . . . . . . . . . 59
     Section 10.04  Monies to Be Returned to Owner Trustee . . . . . . . . . 59

ARTICLE 11  ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE. . . . . . . . . . 60
     Section 11.01  Actions to Be Taken Upon Termination of Lease. . . . . . 60

ARTICLE 12  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . 61
     Section 12.01  Amendments to This Indenture and Indenture
                    Supplement Without Consent of Holders. . . . . . . . . . 61
     Section 12.02  Amendments to This Indenture and Indenture
                    Supplement With Consent of Holders . . . . . . . . . . . 62
     Section 12.03  Compliance With Trust Indenture. . . . . . . . . . . . . 64
     Section 12.04  Notation on or Exchange of Certificates. . . . . . . . . 64
     Section 12.05  Indenture Trustee Protected. . . . . . . . . . . . . . . 64
     Section 12.06  Amendments, Waivers, Etc. of Other Operative
                    Documents. . . . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE 13  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 64
     Section 13.01  Trust Indenture Act Controls . . . . . . . . . . . . . . 64
     Section 13.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 64
     Section 13.03  Disclosure of Names and Addresses of Holders . . . . . . 66
     Section 13.04  Certificate and Opinion as to Conditions Precedent . . . 66
     Section 13.05  Statements Required in Certificate or Opinion. . . . . . 66
     Section 13.06  Separability Clause. . . . . . . . . . . . . . . . . . . 67
     Section 13.07  Non-Business Days. . . . . . . . . . . . . . . . . . . . 67
     Section 13.08  Governing Law. . . . . . . . . . . . . . . . . . . . . . 67
     Section 13.09  No Recourse Against Others . . . . . . . . . . . . . . . 67
     Section 13.10  Execution in Counterparts. . . . . . . . . . . . . . . . 67
     Section 13.11  Acts of Holders. . . . . . . . . . . . . . . . . . . . . 68

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

Exhibit A-1   Form of Installment Certificates
Exhibit A-2   Form of Serial Certificates

                     TRUST INDENTURE AND SECURITY AGREEMENT
     THIS TRUST INDENTURE AND SECURITY AGREEMENT, dated as of _____________, 199___, between ALASKA AIRLINES, INC., an Alaska corporation, and
________________________________________________________________________________
______________, as Indenture Trustee hereunder.

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its equipment trust certificates (hereinafter called the "Certificates"), unlimited as to principal amount, to be issued to finance or refinance the debt portion of leveraged leases of aircraft in one or more series, to be secured by an assignment of such rental and certain other amounts payable by the Company under such leveraged leases and by a security interest in such aircraft to bear such rates of interest, to mature at such times and to have such other provisions as shall from time to time be fixed as hereinafter provided;

     WHEREAS, this Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Agreement and shall, to the extent applicable, be governed by such provisions; and

     WHEREAS, all things necessary to make this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Certificates by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Certificates or of any series thereof as follows:

                                    ARTICLE 1

                                   DEFINITIONS
SECTION 1.01   DEFINITIONS

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article l have the meaning assigned to them in this Article l, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; except that the "obligor" within the meaning of the Trust Indenture Act shall be the Company for all purposes of this Agreement;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) all references in this Indenture to Articles, Sections and Exhibits refer to Articles, Sections and Exhibit of this Indenture; and

          (6) with respect to the Certificates of any series or with respect to an Operative Document related to such series of Certificates, "this Agreement" means this Indenture as supplemented by the Indenture Supplement applicable to such series of Certificates.

     (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

     "Affiliate," with respect to a specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent," with respect to the Certificate, of any series, means any Paying Agent or Registrar applicable to the Certificates of such series.

     "Aircraft," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Airframe," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Appraiser" means a Person engaged in the business of making appraisals and, in the case of the Aircraft, familiar with aviation equipment.

     "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

     "Basic Rent," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Board of Directors" means the board of directors of the Company or the executive committee or any other committee of such board duly authorized to act on behalf of the Company with respect to the financing of aircraft, including the borrowing of money in respect thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Indenture Trustee.

     "Business Day," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Certificate" or "Certificates" means any Certificate or Certificates issued under this Agreement.

     "Company" means Alaska Airlines, Inc., an Alaska corporation, and, subject to the provisions hereof, its permitted successors and assigns, or any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).

     "Company Request" means a written request of the Company executed on its behalf by a Responsible Company Officer.

     "Co-Registrar" has the meaning specified therefor in Section 2.04.

     "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "Defaulted Installment" has the meaning specified therefor in Section 2.09.

     "Defaulted Interest" has the meaning specified therefor in Section 2.09.

     "Delivery Date," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Engine," with respect to the Certificates of any series, shall have the meaning specified therefor or in the Lease applicable to the Certificates of such series.

     "Event of Loss," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Excluded Payments," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, or any similar legislation of the United States enacted to supersede, amend or supplement such Act.

     "Guarantee" means Alaska Air Group, Inc.'s unconditional guarantee of the Certificates of one or more series as more fully described in an Indenture Supplement.

     "Holder," with respect to the Certificates of any series, means a person in whose name such a Certificate is registered on the Register for such series.

     "Indenture" means this Trust Indenture and Security Agreement, as the same may from time to time be supplemented, amended or modified with effect for all series of Certificates as are or may be issued pursuant to Article 2.

     "Indenture Default" with respect to the Certificates of any series, means any event which is, or after notice or passage of time, or both, would be, an Indenture Event of Default applicable to the Certificates of such series.

     "Indenture Estate," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "Indenture Event of Default" with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "Indenture Supplement" means a supplement to this Indenture entered into by the Company, the Indenture Trustee and the Owner Trustee with respect to the Certificates of a particular series, as the same may be amended and restated from time to time.

     "Indenture Trustee" means ________________________________________________
____________________________________and each other Person which may from time to time be acting as Indenture Trustee with respect to any series in accordance with the provisions of this Agreement.

     "Independent," when used with respect to an engineer, Appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Installment Certificate" means a Certificate substantially in the form of Exhibit A-1.

     "Installment Payment Amount" means, with respect to each Installment Certificate of any series, the amount of the installment payment of principal due and payable on each Installment Payment Date applicable to such Installment Certificate, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage (as adjusted in the case of any partial redemption) for such Installment Payment Date.

     "Installment Payment Date," with respect to Installment Certificates of any series, means each date on which an installment payment of principal is due and payable on such Installment Certificates, as set forth in the Indenture Supplement applicable to the Certificates of such series.

     "Installment Payment Percentage" means, with respect to each Installment Payment Date applicable to the Installment Certificates of any series, the percentage set forth opposite such Installment Payment Date in the Indenture Supplement applicable to the Certificates of such series.

     "Interest Payment Date," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "Lease," with respect to any Aircraft, Airframe or any Engine, means the Lease Agreement applicable to the Certificates of such series, between the Owner Trustee, as lessor, and the Company, as lessee, identified in the Indenture Supplement entered into in respect of the Certificate of such series pursuant to
Section 2.01, as such Lease Agreement may from time to time be supplemented, amended or modified in accordance with the terms thereof and this Agreement.

     "Lease Default," with respect to the Certificates of any series, shall have the meaning specified for the term "Default" in the Lease applicable to the Certificates of such series.

     "Lease Event of Default," with respect to the Certificates of any series, shall have the meaning specified for the term "Event of Default" in the Lease applicable to the Certificates of such series.

     "Lease Loss Payment Date," with respect to the Certificates of any series, shall have the meaning specified for the term "Loss Payment Date" in the Lease applicable to the Certificates of such series.

     "Lease Termination Date," with respect to the Certificates of any series, shall have the meaning specified for the term "Termination Date" in the Lease applicable to the Certificates of such series.

     "Lessor's Liens," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

     "Maturity Date" means (a) in the case of a Serial Certificate, the date on which the principal amount thereof is stated to mature and (b) in the case of an Installment Certificate, the stated final maturity date thereof.

     "Officers' Certificate" means a certificate signed (a) in the case of the Company, by (i) the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or any Vice President of Finance of the Company, signing alone, or (ii) any other Vice President of the Company signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or (b) in the case of any Owner Trustee, by a Responsible Officer of such Owner Trustee.

     "Operative Documents" with respect to the Certificates of any series, means this Agreement, the Participation Agreement applicable to the Certificates of such series, the Lease applicable to the Certificates of such series, the Purchase Agreement applicable to the Certificates of such series (to the extent assigned by the Owner Trustee to the Indenture Trustee pursuant to this Agreement), the Certificates of such series, and the Trust Agreement applicable to the Certificates of such series.

     "Opinion of Counsel" means a written opinion of legal counsel, who (a) in the case of counsel for the Company may be (i) a senior attorney employed by the Company (ii) Perkins Coie or (iii) other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee or (b) in the case of legal counsel for any Owner Trustee, may be any counsel designated by such Owner Trustee who shall be reasonably satisfactory to the Indenture Trustee.

     "Outstanding," when used with respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore executed and delivered under this Agreement other than:

          (i) Certificates of such series theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.08 or otherwise;

          (ii) Certificates of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of the Certificates of such series; provided that, if the Certificates of such series are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been executed and delivered pursuant to this Agreement;

PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite aggregate principal amount of Outstanding Certificates of any series have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates of such series owned by or pledged to the Company or any Affiliate of the Company or the related Owner Trustee or the related Owner Participant or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates of any series owned by the Company, the Owner Trustee applicable to the Certificates of such series or the Owner Participant applicable to the Certificates of such series, which have been pledged in good faith may be regarded as Outstanding if the Company, the Owner Trustee applicable to the Certificates of such series or the Owner Participant applicable to the Certificates of such series, as the case may be, establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Certificates and that the pledgee is not the Company, such Owner Trustee or such Owner Participant or any Affiliate thereof.

     "Owner Participant," with respect to the Certificates of any series, means the Owner Participant applicable to the Certificates of such series, as specified in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01, and, to the extent permitted by the Trust Agreement and the Participation Agreement applicable to the Certificates of such series, its permitted successors and assigns.

     "Owner Trustee," with respect to the Certificates of any series, means the Owner Trustee applicable to the Certificates of such series, as specified in the Indenture Supplement in respect of the Certificates of such series entered into pursuant to Section 2.01, not in its individual capacity, but solely as trustee under the Trust Agreement applicable to the Certificates of such series, and each other Person which may from time to time be acting as such Owner Trustee in accordance with the provisions of the Operative Documents applicable to the Certificates of such series.

     "Owner Trustee's Purchase Agreement," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Participation Agreement," with respect to the Certificates of any series, means the Participation Agreement applicable to the Certificates of such series identified in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "Parts," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Paying Agent," with respect to the Certificates of any series, means any person acting as Paying Agent for such series pursuant to Section 2.04.

     "Permitted Investment" means each of (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; PROVIDED, HOWEVER, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus,
(iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral.

     "Permitted Lien," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Premium," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "Purchase Agreement," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Record Date" with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "Redemption Date," with respect to any redemption of the Certificates of any series, means the date of such redemption as determined pursuant to
Section 6.01 or Section 6.02 or pursuant to the provision of the Indenture Supplement entered into with respect to such series of Certificates.

     "Redemption Price," with respect to any redemption of the Certificates of any series, means the price at which such Certificates are to be redeemed, determined as of the applicable Redemption Date pursuant to Section 6.01 or
Section 6.02 or pursuant to the provision of the Indenture Supplement entered into with respect to such series of Certificates.

     "Register," with respect to the Certificates of any series, has the meaning specified therefor in Section 2.04.

     "Registrar" with respect to the Certificates of any series, means any person acting as Registrar hereunder pursuant to Section 2.04.

     "Rent," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Replacement Airframe," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Replacement Engine," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Responsible Company Officer" means the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President or the Treasurer of the Company or, with respect to the Certificates of any series, any other management employee of the Company (a) working under the direct supervision of such Chairman of the Board, President, Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements applicable to the Certificates of such series.

     "Responsible Officer," in the case of an Owner Trustee or the Indenture Trustee, shall mean an any officer in such institution's Corporate Trust Administration Department
                                       -9-

(or comparable department) or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of their knowledge of and familiarity with a particular subject.

     "SEC" means the Securities and Exchange Commission.

     "Serial Certificate" means a Certificate substantially in the form of Exhibit A-1.

     "Special Purchase Option Date," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Stipulated Loss Value," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Supplemental Rent," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Tax Indemnity Agreement," with respect to the Certificates of any series, shall have the meaning specified therefor in the Lease applicable to the Certificates of such series.

     "Termination Value," with respect to the Certificates of any series, shall have the training specified therefor in the Lease applicable to the Certificates of such series.

     "Trust Agreement," with respect to the Certificates of any series, means the Trust Agreement applicable to the Certificates of such series between the Owner Trustee specified therein and the Owner Participant specified therein, identified in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trust Office," with respect to the Certificates of any series, means the principal corporate trust office of the Owner Trustee applicable to the Certificates of such series, as such office is specified in the Trust Agreement applicable to the Certificates of such series, or at such other office at which such Owner Trustee's corporate trust business shall be administered which such Owner Trustee shall have specified by notice in writing to the Company, the Indenture Trustee and each Holder of a Certificate of such series.

     "Trustee's Liens" has the meaning specified therefor in Section 9.11.

     "U.S. Government Obligations" means securities that are direct obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian or the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.


                                    ARTICLE 2

                                THE CERTIFICATES

SECTION 2.01   AMOUNT UNLIMITED; ISSUABLE IN SERIES

     The aggregate principal amount of Certificates which may be authenticated and delivered under this Indenture is unlimited.

     The Certificates may be issued in one or more series. The following matters shall be established with respect to the Certificates of each series issued hereunder by an Indenture Supplement executed and delivered by and among the Company, the Owner Trustee and the Indenture Trustee:

          (1) the names of the Owner Participant and Owner Trustee with respect to the Certificates of such series;

          (2) the information identifying the Lease and Airframe and Engines in which an assignment and security interest is being granted to secure payment of the Certificates of such series;

          (3) the title of such Certificates of the series (which shall distinguish the Certificates of such series from all other series of Certificates), and whether the Certificates of such series are one or both of Serial Certificates or Installment Certificates;

          (4) any limit upon the aggregate principal amount of the Certificates of such series that may be authenticated and delivered (except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of such series pursuant to Section 2.03, 2.05, 2.07 or 12.04);

          (5) if the Certificates of such series are Serial Certificates, the dates on which the principal of the Certificates of such series shall be payable;

          (6) If the Certificates of such series are Installment Certificates, the Installment Payment Percentages and Installment Payment Dates;

          (7) the rate or rates at which the Certificates of such series shall bear or accrue interest or the method by which such rate or rates shall be determined, the date or dates from which such Interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Record Date, if any, for the Interest payable on such Certificates on each Interest Payment or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) the period or periods within which, the price or prices, including the Premium, if any, at which, the timing of notice and other terms and conditions upon which Certificates of such series may be redeemed, in whole or in part, at the option of the Company or the Owner Trustee applicable to the series of such Certificates, if the Company or such Owner Trustee is to have the option, including the rights, if any, of such Owner Trustee to redeem the Certificates of such series in the event of a Lease Event of Default applicable to the Certificates of such series, as such right is referred to in Sections 6.02 and 8.03(e)(ii);

          (9) the obligation, if any, of the Company or the Owner Trustee with respect to the Certificates of such series to redeem Certificates of such series, and the period or periods within which or the date or dates on which, the price or prices at which, the timing of notice and other terms and conditions upon which Certificates of such series shall be redeemed pursuant to such obligation;

          (10) the limits, if any, on the transferability of the Certificates and any legend to be included on such Certificates deemed desirable by the applicable Owner Trustee, the Company and the Indenture Trustee;

          (11) if other than the Indenture Trustee, the identity of each Registrar and/or Paying Agent with respect to the Certificates of such series;

          (12) the Indenture Events of Default for the Certificates of such series, the remedies exercisable upon the occurrence of such Event of Default, to the extent not set forth herein, and the limitations, if any, on the exercise of such remedies;

          (13) whether any Certificates of such series are to be issuable initially in temporary global form and whether any Certificates of such series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Certificates may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.05, and, if Certificates of such series are to be issuable as a global Certificate, the Identity of the depository for such series;

          (14) any provisions in modification of, in addition to or in lieu of any of the provisions of Article 10;

          (15) if the Certificates of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Certificate of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (16) the agreements, if any, of the Owner Trustee applicable to the Certificates of such series the performance of which such Owner Trustee shall be personally liable for, as referred to in the proviso to the last paragraph of Section 2.10;

          (17) the period, if any, after which amounts payable in respect of the Certificates of such series shall be distributed after a Lease Event of Default with respect to the Certificates of such series has occurred and during which the Certificates of such series could have been but were not accelerated, as such period is referred to in the proviso to clause FOURTH of Section 3.05;

          (18) the extent, if any, to which the Owner Trustee applicable to the Certificates of such series is not required to indemnify the Indenture Trustee with respect to a breach of its representations and warranties by the Indenture Trustee, as referred to in Section 9.07(a)(iii);

          (19) the extent, if any, to which the provisions of the Participation Agreement, Lease and Trust Agreement applicable to the Certificates of such series may be amended by the parties thereto without the consent of the Holders of or only upon the consent of the Holders of a specified percentage of aggregate principal amount of, the Certificates of such series as referred to in Section 12.06;

          (20) provisions with respect to the terms for which the definitions set forth in Article 1 hereof permit or require further specification in the Indenture Supplement; and

          (21) whether Guarantees will be endorsed on Certificates of the series and, if so, the terms of the Guarantees; and

          (22) any other terms, conditions, rights and preferences (or limitations on such rights or preferences) relating to the Certificates of such series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

     If any of the terms of the Certificates of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Indenture Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Certificates of such series.

SECTION 2.02   EXECUTION, AUTHENTICATION, DELIVERY AND DATING

     (a) At any time and from time to time, the Company may cause the Owner Trustee applicable thereto to deliver Certificates of a series, executed by such Owner Trustee for authentication, together with a Company Request for the authentication and delivery of such Certificates, and the Indenture Trustee in accordance with such Company Request shall authenticate and deliver such Certificates. In authenticating such Certificates, and accepting the additional responsibilities under this Agreement in relation to such Certificates, the Indenture Trustee shall be entitled to receive (separately or in connection with the satisfaction of any conditions precedent to the delivery of the Certificates of such series as provided for in the Operative Documents related thereto), and (subject to Section 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon an Opinion of Counsel of the Company stating:

          (A) that the form or forms of such Certificates have been established in conformity with the provisions of this Agreement; and

          (B) that the terms of such Certificates have been established in conformity with the provisions of this Agreement.

     The Indenture Trustee shall not be required to authenticate and deliver any such Certificates if the issue of such Certificates pursuant to this Agreement will affect the Indenture Trustee's own rights, duties or immunities under the Certificates and this Agreement or otherwise in a manner which is not reasonably acceptable to the Indenture Trustee.

     (b) Certificates of each series shall be executed on behalf of the related Owner Trustee or by the manual or facsimile signature of the president, any senior vice president, any vice president, any assistant vice president, the treasurer, the secretary, any assistant secretary or any assistant treasurer of such Owner Trustee.

     (c) If any officer of the Owner Trustee executing any Certificate no longer holds that office at the time the Certificate is authenticated on behalf of the Indenture Trustee and issued, the Certificate shall be valid nevertheless.

     (d) At any time and from time to time after the execution of the Certificates of any series, the related Owner Trustee may deliver such Certificates to the Indenture Trustee for authentication and the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of such Owner Trustee. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

     (e) A Certificate of any series shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the related Owner Trustee by the manual or facsimile signature of the officer of such Owner Trustee specified in the first sentence of Section 2.02(b) and until authenticated on behalf of the Indenture Trustee by the manual signature of the officer or signatory of the Indenture Trustee specified in the second sentence of Section 2.02(d). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

     (f) Each Certificate shall be issued in registered form only and shall be dated the date of its authentication.

SECTION 2.03   TEMPORARY CERTIFICATES

     Until definitive Certificates are ready for delivery, the Indenture Trustee may prepare, and the Owner trustee may execute, temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have variations that the Indenture Trustee considers appropriate for temporary Certificates. Every temporary Certificate shall be executed by the Owner Trustee applicable to the Certificates of the series in question, and authenticated by the Indenture Trustee, and registered by the Registrar upon the same conditions, and with like effect, as a definitive Certificate. The Owner Trustee applicable to the Certificates of the series in question shall execute, and the Indenture Trustee shall authenticate, definitive Certificates in exchange for temporary Certificates without unreasonable delay.

SECTION 2.04   REGISTRAR AND PAYING AGENT

     The Indenture Trustee shall maintain an office or agency where the Certificates of each series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.05 and 2.09) the Certificates of each series may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates of such series and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

     The Indenture Trustee shall initially act as Registrar and Paying Agent for the Certificates of each series.

SECTION 2.05   TRANSFER AND EXCHANGE

     At the option of the Holder thereof, Certificates of any series may be exchanged for an equal aggregate principal amount of other Certificates of the same series and maturity and of any authorized denominations upon surrender of the Certificates to be exchanged at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.04. Whenever Certificates of any series are so surrendered for exchange, the related Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Certificates of such series which the Holder making the exchange is entitled to receive. Upon surrender for registration of transfer of Certificates of any series at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.04, the Owner Trustee applicable to the Certificates of such series shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, an equal aggregate principal amount of other Certificates of the same series and maturity and of any authorized denominations.

     All Certificates of any series issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Owner Trustee applicable to the Certificates of such series, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates of such series surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 2.03 not involving any transfer.

     The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption or purchase pursuant to such
Section 6.0l or Section 6.02 or pursuant to the Indenture Supplement for the Certificates of such series.

SECTION 2.06   HOLDER LISTS; OWNERSHIP OF CERTIFICATES

     (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Certificates of each series, which list shall be available to the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall furnish (and the Company shall cause the Registrar to furnish) to the Indenture Trustee semiannually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of Holders of the Certificates of each series.

     (b) Ownership of the Certificates of each series shall be proved by the Register kept by the Registrar. Prior to due presentment for registration or transfer of a Certificate of any series, the Owner Trustee applicable to the Certificates of such series, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the Person in whose name such Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payments of principal of, Premium, if any, and interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of such Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar or the Company shall be affected by notice to the contrary.

SECTION 2.07   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

     If a Certificate of any series shall become mutilated, destroyed, lost or stolen, the Owner Trustee applicable to the Certificates of such series shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Certificate of the same series and maturity, payable to the same Holder in the same principal amount as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the applicable Owner Trustee and the Indenture Trustee such security or indemnity as may be required by it to save such Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to such Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

SECTION 2.08   CANCELLATION

     The Registrar and any Paying Agent shall forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Certificates.

SECTION 2.09   PAYMENT ON CERTIFICATES; DEFAULTED AMOUNTS

     (a) The Indenture Trustee will arrange directly with any Paying Agent for the payment, or the Indenture Trustee will make payment, all pursuant to
Section 2.10, of the principal of (including Installment Payment Amounts), and Premium, if any, and interest payable on or in respect of each Certificate. Payment on Serial Certificates of each series and Installment Certificates of each series in respect of interest, and payment on Installment Certificates of each series in respect of Installment Payment Amounts (other than the final Installment Payment Amount), shall be paid in lawful currency of the United States on each Interest Payment Date or Installment Payment Date (other than the final Installment Payment Date), as the case may be, to the Holder thereof at the close of business on the relevant Record Date at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.04; PROVIDED, HOWEVER, that the Paying Agent will, at the request of the Indenture Trustee and may, at its option, pay such interest and Installment Payment Amounts by check mailed to such Holder's address as it appears on the Register. Principal of Serial Certificates, the final Installment Payment Amount payable on any Installment Certificates, and Premium, if any, payable on any Certificates, shall be payable in U.S. currency only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office or agency maintained for such purpose pursuant to Section 2.04.

     A Holder of a Certificate of any series shall have no further interest in, or other right with respect to, the Indenture Estate applicable to the Certificates of such series when and if the principal amount of and Premium, if any, and interest on all Certificates of such series held by such Holder and all other sums payable to such Holder hereunder, shall have been paid in full.

     (b) Any Installment Payment Amount payable in respect of any Installment Certificate of any series on an Installment Payment Date (other than the final Installment Payment Amount) which is not punctually paid on such Installment Payment Date or any interest payable in respect of any Serial or Installment Certificate of any series on any Interest Payment Date which is not punctually paid on such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the Person in whose name any such Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee applicable to the Certificates of the series in question, the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder of a Certificate of such series at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted Interest, as the case may be, shall be paid to the Persons in whose names the applicable Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Certificates of the series in question may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

     (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of each Holder of a Certificate of any series and the Indenture Trustee, all money held by the Paying Agent for the payment of the principal of, Premium, if any, and interest on the Certificates of such series and for all other amounts payable hereunder and will give to the Indenture Trustee notice of any default by any obligor upon the Certificates of such series in the making of any such payment upon the Certificates of such series. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.10   PAYMENT FROM INDENTURE ESTATE ONLY

     All amounts payable by the Indenture Trustee and the Owner Trustee applicable to the Certificates of any series under the Certificates of such series and this Agent shall be made only from the income and proceeds of the Indenture Estate applicable to the Certificates of such series. Each holder of a Certificate of any series, by its acceptance of such Certificate, agrees that
(a) it will look solely to the income and proceeds of such Indenture Estate for the payment of such amounts, to the extent available for distribution to it as herein provided, and (b) none of the Owner Trustee applicable to the Certificates of such series, the Owner Participant applicable to the Certificates of such series or the Indenture Trustee is or shall be personally liable to such Holder for any such amounts or, except as expressly provided in this Agreement in the case of such Owner Trustee and the Indenture Trustee, for any liability thereunder.

     It is understood and agreed that an Owner Trustee which enters into an Indenture Supplement with respect to the Certificates of any series shall do so solely as Owner Trustee under the Trust Agreement applicable to the Certificates of such series and not in its individual capacity, and in no case whatsoever shall such Owner Trustee in its individual capacity (or any entity acting as successor trustee under the applicable Trust Agreement) be personally liable far, or for any loss in respect of, any statements, representations, warranties, agreements or obligations hereunder or thereunder; PROVIDED that such Owner Trustee shall be liable under this Agreement in its individual capacity (i) for the performance of its agreements under such sections of the Indenture Supplement applicable to the Certificates of such series which expressly provide that such Owner Trustee will be so liable and (ii) for its own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the applicable Trust Agreement and Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all of the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee (as such and in its individual capacity) shall be released from all further duties and obligations hereunder, without prejudice to any claims against such Owner Trustee (as such and in its individual capacity) for any default by it (as such and in its individual capacity) in the performance of its obligations hereunder prior to such appointment.

                                    ARTICLE 3

                      RECEIPT, DISTRIBUTION AND APPLICATION
                          OF FUNDS IN INDENTURE ESTATE

SECTION 3.01   APPLICATION OF PROCEEDS OF INITIAL ISSUANCE OF CERTIFICATES

     (a) The Indenture Trustee shall apply the proceeds of the issuance of Certificates of any series as follows:

           (i) if such proceeds are received on the Delivery Date applicable to the Certificates of such series, the Indenture Trustee shall apply such proceeds in accordance with clause (x) of the last sentence of this
     Section 3.01;

          (ii) if such proceeds are received subsequent to the Delivery Date and are intended to be applied to refinance existing indebtedness of the Owner Trustee applicable to the Certificates of such series incurred to finance the acquisition of the Aircraft applicable to the Certificates of such series, the Indenture Trustee shall apply such proceeds to refinance such indebtedness as more particularly set forth in the Indenture Supplement applicable to the Certificates of such series; and

         (iii) if such proceeds are not applied in accordance with either of the foregoing clauses (i) and (ii), the Indenture Trustee shall deposit such proceeds in an account to be held as part of the Indenture Estate applicable to the Certificates of such series, to be invested and reinvested as provided in Section 9.04, and to be distributed and applied as provided in this Article 3.

On the date the Aircraft applicable to the Certificates of such series is subjected to the Lien of this Agreement, upon execution by the Indenture Trustee, the Company and the Owner Trustee applicable to the Certificates of such series of the Indenture Supplement applicable to the Certificates of such series, and subject to fulfillment to the satisfaction of or waiver by the Indenture Trustee of the conditions thereto specified in the Participation Agreement applicable to the Certificates of such series and satisfaction of the additional conditions specified in Section 3.01(b), the Indenture Trustee shall
(x) make available an amount equal to the proceeds to the Indenture Trustee from the sale of the Certificates of such series to such Owner Trustee to finance or refinance the acquisition of the Aircraft applicable to the Certificates of such series in accordance with this Agreement and (y) pay to the Company an amount equal to any net income or net gain, if any, realized from the investment by the Indenture Trustee of any funds held in the Indenture Estate applicable to the Certificates of such series for the period from the date of issuance of the Certificates of such series to and including the date immediately preceding such Delivery Date.

     (b)  The payment by the Indenture Trustee specified in the last sentence of
Section 3.01(a) shall be subject to the additional condition that on the date the Aircraft applicable to the Certificates of any series is subjected to the Lien of this Agreement the Indenture Trustee shall have received:

           (i) a certificate of an Independent Appraiser with respect to the fair value of the Aircraft as at such Delivery Date applicable to the Certificates of such series;
          (ii) an Officer's Certificate of the Company to the effect that such payment will not be inconsistent with any of the provisions of this Agreement and that all conditions precedent to such payment have been satisfied;

         (iii) an Opinion of Counsel of the Company stating that the certificates, opinions and other instruments which have been or are therewith delivered to the Indenture Trustee conform to the requirements of this Agreement and that all conditions precedent herein provided for relating to the release of funds provided for in Section 3.01(a) have been complied with; and

          (iv) such other documents, certificates, opinions and other evidence with respect to the Company, the manufacturer of such Aircraft, the Owner Trustee and Owner Participant applicable to the Certificates of such series and the consummation of the transactions contemplated hereunder as the Indenture Trustee may reasonably request.

SECTION 3.02   PAYMENT IN CASE OF REDEMPTION OF CERTIFICATES

     (a) In the event the Certificates of any series are redeemed (or purchased in lieu of redemption) in accordance with the provisions of paragraph (a) of
Section 6.01, the Indenture Trustee shall apply on the applicable Redemption Date any amounts then held by it in the Indenture Estate applicable to the Certificates of such series in the following order of priority;

          FIRST, so much of such amount as shall be required to pay the Redemption Price of the Outstanding Certificates of such series pursuant to paragraph (a) of Section 6.01 on the applicable Redemption Date shall be applied to the redemption (or purchase in lieu of redemption) of the Certificates of such series on such Redemption Date; and

          SECOND, the balance, if any, of such amount remaining thereafter shall be distributed to the Company.

     (b) Except as otherwise provided in Section 3.05, the aggregate amount received by the Indenture Trustee in respect of the Certificates of any series upon a Lease Termination Date or Special Purchase Option Date applicable to the Certificates of such series, if any, shall be distributed on such Lease Termination Date or Special Purchase Option Date by the Indenture Trustee in the following order of priority:

          FIRST, so much of such amount as shall be required to pay any amount due the Indenture Trustee pursuant to Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount;

          SECOND, so much of such amount remaining as shall be required to pay the Redemption Price (or the estimated Redemption Price) of the Certificates of such series to be redeemed on or with reference to such Lease Termination Date or Special Purchase Option Date (such estimated Redemption Price to be reduced by the aggregate principal amount of, and estimated Premium, if any, computed as provided for in the related Indenture Supplement, and interest accrued and to accrue to but excluding the Redemption Date on, the Certificates of such series, if any, being applied as a credit to such redemption payment pursuant to Section 3.08) shall be held by the Indenture Trustee as part of the Indenture Estate applicable to the Certificates of such series until applied to the redemption (or purchase in lieu of redemption) of the Certificates of such series on the Redemption Date as provided in
     Section 3.02(c); and

          THIRD, the balance, if any, of such amount remaining thereafter shall be distributed to the Owner Trustee applicable to the Certificates of such series, to be held or distributed in accordance with the terms of the Operative Documents applicable to the Certificates of such series.

     (c) In the event the Certificates of any series are redeemed, in whole or in part, in accordance with the provisions of paragraphs (b) through (d) of
Section 6.01 or Section 6.02 or pursuant to the provisions of the Indenture Supplement, the Indenture Trustee shall apply on the applicable Redemption Date any amounts then held by it in the Indenture Estate applicable to the Certificates of such series and received by it from or on behalf of the Company or the Owner Trustee applicable to the Certificates of such series, including, without limitation, any amounts held by the Indenture Trustee in respect of such series pursuant to clause SECOND of Section 3.02(b), in the following order of priority:

          FIRST, so much of such amount as shall be required to pay the Redemption Price of the Outstanding Certificates of such series pursuant to paragraphs (b) through (d) of Section 6.01 or Section 6.02 or pursuant to the provisions of the related Indenture Supplement, as the case may be, on the applicable Redemption Date shall be applied to the redemption of the Certificates of such series on such Redemption Date; and

          SECOND, the balance, if any, of such amount remaining thereafter shall be distributed to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the terms of the Operative Document, applicable to the Certificates of such series.

SECTION 3.03   APPLICATION OF RENT WHEN NO INDENTURE EVENT OF DEFAULT IS
               CONTINUING

     Each amount of Rent applicable to the Certificates of any series received by the Indenture Trustee from the Owner Trustee applicable to the Certificates of such series or from the Company in respect of the Certificates of such series, shall, except as otherwise provided in Section 3.02, 3.04 or 3.05, be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such amount as shall be required to pay in full the principal of, and Premium, if any, and interest then due on all Outstanding Certificates of such series shall be distributed to the Persons entitled thereto;

          SECOND, so much of such amount remaining thereafter as shall be required to pay any amount due the Indenture Trustee pursuant to
     Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount; and

          THIRD, the balance, if any, of such amount remaining thereafter shall be distributed to such Owner Trustee to be held or distributed in accordance with the terms of the Operative Documents applicable to the Certificates of such series.

SECTION 3.04 APPLICATION OF CERTAIN PAYMENTS IN CASE OF REQUISITION OR EVENT OF LOSS

     Except as otherwise provided in Section 3.05, any amounts received directly or through the Company from any governmental authority or other party pursuant to the Lease applicable to the Certificates of any series as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to such Lease, and any amounts of Insurance proceeds for damage to the Indenture Estate applicable to the Certificates of such series received directly or through the Company from any insurer pursuant to such Lease as the result of such event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to such Lease, shall, except as otherwise provided in the next sentence, be applied in reduction of the Company's obligations to pay Stipulated Loss Value in respect of the Certificates of such series and the other amounts payable by the Company pursuant to such Lease and the remainder, if any, shall, except as provided in the next sentence, be distributed to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the terms of such Lease. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to the Company pursuant to such Lease, solely because a Lease Default or Lease Event of Default applicable to the Certificates of such series shall have occurred, shall be held by the Indenture Trustee as security for the obligations of the Company under such Lease and at such time as there shall not be continuing any such Lease Default or Lease Event of Default or such earlier time as shall be provided for in such Lease, such portion shall be paid to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the term of such Lease, unless the Indenture Trustee shall have theretofore declared such Lease to be in default pursuant to the provisions thereof, in which event such portion shall be distributed forthwith upon such declaration in accordance with the provisions of Section 3.05.

SECTION 3.05   PAYMENTS DURING CONTINUANCE OF INDENTURE EVENT OF DEFAULT

     All payments received and amounts held or realized by the Indenture Trustee after an Indenture Event of Default applicable to the Certificates of any series shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies in respect of the Certificates of such series pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate applicable to the Certificates of such series while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such payments or amounts as shall be required to pay the Indenture Trustee any amount then due it pursuant to Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount;

          SECOND, so much of such payments or amounts remaining as shall be required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing such Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to such Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon such Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Owner Trustee applicable to the Certificates of such series and, to the extent permitted under the Lease applicable to the Certificates of such series, the Company), all in accordance with Section 8.03(c), shall be applied for such purposes;

          THIRD, so much of such payments or amounts remaining as shall be required to pay the principal of, and Premium, if any, and accrued interest on, all Outstanding Certificates of such series then due, whether upon redemption, by declaration of acceleration pursuant to Section 8.02 or otherwise, shall be applied ratably to the payment of such principal, Premium, if any, and interest; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, Premium, if any, and interest, without any preference or priority of one Certificate of such series over another, ratably according to the aggregate amount so due for principal, Premium, if any, and interest at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

          FOURTH, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default applicable to the Certificates of such series shall be continuing hereunder or the Certificates of such series have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the terms of the Operative Documents applicable to the Certificates of such series; PROVIDED that at such time as one or more Lease Events of Default applicable to the Certificates of such series shall have occurred and any such Lease Event of Default shall have continued for the period, if any, specified in the Indenture Supplement applicable to the Certificates of such series during which time the Certificates of such series could, but shall not, have been accelerated pursuant to Section 8.02, such amounts shall be distributed to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the terms of the Operative Documents applicable to the Certificates of such series so long as no Indenture Event of Default applicable to the Certificates of such series exists other than by virtue of such Lease Event of Default.

SECTION 3.06   PAYMENTS FOR WHICH APPLICATION IS PROVIDED IN OTHER DOCUMENTS

     Except as otherwise provided in this Agreement applicable to the Certificates of any series, any payment received by the Indenture Trustee in respect of the Certificates of such series for which provision as to the application thereof is made in the Lease or Participation Agreement applicable to the Certificates of such series shall be distributed to the Person for whose benefit such payments were made. The Indenture Trustee shall be obligated to distribute to the Owner Participant or Owner Trustee applicable to the Certificates of any series, as the case may be, any Excluded Payments in respect of the Certificates of such series received by the Indenture Trustee promptly upon receipt thereof by the Indenture Trustee.

SECTION 3.07   PAYMENTS FOR WHICH NO APPLICATION IS OTHERWISE PROVIDED

     Except as otherwise provided in Section 3.05:

          (a) any payment in respect of the Certificates of any series received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement, and

          (b) any payment in respect of the Certificates of such series received and amounts realized by the Indenture Trustee with respect to the Aircraft applicable to the Certificates of such series to the extent received or realized at any time after the conditions set forth in
     Article 10 for the satisfaction and discharge of this

     Agreement as applicable to the Certificates of such series or for the defeasance of the Certificates of such series shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate applicable to the Certificates of such series after such satisfaction shall be distributed by the Indenture Trustee in the following order of priority:

               FIRST, so much of such amount as shall be required to pay the Indenture Trustee any amount then due it pursuant to Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount; and

               SECOND, the balance, if any, of such amount remaining thereafter shall be distributed to the Owner Trustee applicable to the Certificates of such series to be held or distributed in accordance with the terms of the Operative Documents applicable to the Certificates of such series.

SECTION 3.08   CREDIT IN RESPECT OF CERTIFICATES SURRENDERED FOR CANCELLATION

     (a) To the extent permitted in the Lease applicable to a series of Certificates, in satisfaction of the obligation of the related Owner Trustee to pay all or any part of principal of, Premium, if any, and interest on the Certificates of such series due on any date. Such Owner Trustee (or the Company acting on behalf of such Owner Trustee) may surrender, or cause to be surrendered, Certificates of such series the principal of which is or will be due on such date to the Indenture Trustee for cancellation pursuant to
Section 2.08 not later than 10 Business Days prior to such date, in which case there shall be credited against the amounts so payable by such Owner Trustee in respect of the Certificates of such series as of such date the aggregate principal amount as of such date of the Certificates of such series so surrendered, the Premium, if any, thereon as of such date and the amount of interest which would have been payable on the Certificates of such series so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding; PROVIDED that an Installment Certificate may be surrendered only after the penultimate Installment Payment Date for credit in accordance with the provisions of this Section 3.08(a).

     (b) To the extent permitted in the Lease applicable to a series of Certificates, in satisfaction of the obligation of the related Owner Trustee to pay the Redemption Price upon a redemption of the Certificates of such series pursuant to Section 6.01, Section 6.02 or the provisions of the related Indenture Supplement, such Owner Trustee (or the Company acting on behalf of such Owner Trustee) may surrender Certificates of such series the principal of which is or will be due on the applicable Redemption Date to the Indenture Trustee for cancellation pursuant to Section 2.08 not later than 10 Business Days prior to such date, in which case there shall be credited against the amount so payable by such Owner Trustee in respect of the Certificates of such series as of such date, the principal amount as of such date of the Certificates of such series so surrendered, the

Premium, if any, thereon as of such date and the amount of the interest which would have been payable on the Certificates of such series so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding.

     (c) In the event of a credit against the amounts payable by the Owner Trustee in respect of the Certificates of any series on any date as aforesaid, as a result of the surrender of any Certificates of such series by the Company acting on behalf of such Owner Trustee to the Indenture Trustee, the Indenture Trustee and such Owner Trustee shall credit an amount equal to the amount of such credit against the Basic Rent or Supplemental Rent payable under the Lease applicable to the Certificates of such series on such date or on the Lease Termination Date, Lease Loss Payment Date or Special Purchase Option Date applicable to the Certificates of such series, as the case may be.

                                    ARTICLE 4

                           COVENANTS OF OWNER TRUSTEE

SECTION 4.01   COVENANTS OF OWNER TRUSTEE

     Each Owner Trustee entering into the Indenture Supplement in respect of the Certificates of any series pursuant to Section 2.01 shall thereby be deemed to covenant and agree that:

           (i) such Owner Trustee will duly and punctually pay the principal of, and Premium, if any, and interest on, and other amounts due under, the Certificates of such series, provided it or the Indenture Trustee has funds in the Indenture Estate applicable to the Certificates of such series for such purpose;

          (ii) such Owner Trustee will, in its individual capacity, not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien attributable to it in its individual capacity with respect to any of the properties or assets of such Indenture Estate;

         (iii) in the event an officer in the Corporate Trust Administration Department of such Owner Trustee shall have actual knowledge of an Indenture Event of Default, Indenture Default or Event of Loss applicable to the Certificates of such series, such Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to the Indenture Trustee, the Owner Participant applicable to the Certificates of such series and the Company;

          (iv) such Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, true and correct duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to such Owner Trustee under the Lease applicable to the Certificates of such series, to the extent that the same shall not have been furnished to the Indenture Trustee pursuant to such Lease;

          (v) except as contemplated by the Operative Documents applicable to the Certificates of such series, such Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person; and

          (vi) such Owner Trustee will not enter into any business or other activity other than owning the Aircraft applicable to the Certificates of such series, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Operative Documents applicable to the Certificates of such series.

                                    ARTICLE 5

                DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY
                       INCLUDED IN INDENTURE ESTATE DURING
                              CONTINUATION OF LEASE

SECTION 5.01 DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY INCLUDED IN INDENTURE ESTATE DURING CONTINUATION OF LEASE

     With respect to the Certificates of any series, so long as the Lease applicable to the Certificates of any series is in effect:

          (a) PARTS. Any Parts applicable to the Certificates of such series and alterations, improvements and modifications in and additions to the Aircraft applicable to the Certificates of such series shall, to the extent required or specified by such Lease, become subject to the Lien of this Agreement and be leased to the Company under such Lease; PROVIDED that, to the extent permitted by and as provided in such Lease, the Company shall have the right, at any time and from time to time, without any release from or consent by the Owner Trustee applicable to the Certificates of such series or the Indenture Trustee, to remove, replace and pool such Parts and to make alterations, improvements and modifications in, and additions to, such Aircraft. The Indenture Trustee agrees that, to the extent permitted by and as provided in such Lease, title to any such Part shall vest in the Company. The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Indenture Trustee in any such Part as provided in this Section 5.01, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this
     Section 5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this Section 5.01.

          (b) SUBSTITUTION UNDER LEASE UPON AN EVENT OF LOSS OCCURRING TO AIRFRAME OR ENGINES OR UPON VOLUNTARY TERMINATION OF LEASE WITH RESPECT TO ENGINES. Upon (i) the occurrence of an Event of Loss to the Airframe or any Engine applicable to the Certificates of any series, or (ii) a voluntary termination of the Lease applicable to the Certificates of any series with respect to such an Engine, the Company may, in the case of an Event of Loss which has occurred to such Airframe, or shall (except to the extent otherwise provided in the Indenture Supplement), in the case of an Event of Loss which has occurred to or termination of the Lease with respect to such an engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in such Lease and the additional condition specified in Section 5.01(c), if applicable, the Indenture Trustee shall release all of its right, interest and Lien in and to such Airframe or Engine in accordance with the provisions of the following two sentences. The Indenture Trustee shall execute and deliver to the Owner Trustee applicable to the Certificates of such series an instrument releasing its Lien in and to such Airframe or Engine and shall execute for recording in public offices, at the expense of such Owner Trustee (if requested by such Owner Trustee) or the Company (if requested by the Company), such instruments in writing as such Owner Trustee or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such Lien has been released under the laws of the applicable jurisdiction. Each of such Owner Trustee and the Company hereby waives and releases any and all rights existing or that may be acquired to and penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of any Lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of any Lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by such Owner Trustee or the Company.

          (c) CONDITION TO RELEASE. The Indenture Trustee's release of all of its right, interest and Lien in and to an Airframe or Engine applicable to the Certificates of any series, as provided for in Section 5.0l(b), shall be subject to the condition that the Indenture Trustee shall have received
     (i) a certificate of an Independent Appraiser reasonably acceptable to the Owner Trustee applicable to the Certificates of such series and the Indenture Trustee, following a physical inspection, stating the fair value to the Company of the airframe or engine to be substituted for such Airframe or Engine and the value, utility and, solely with respect to the Airframe, useful life thereof, and (ii) a certificate of an Appraiser as to the fair value of such Airframe or Engine, as the case may be, to be released from such Lien and stating that in the opinion of such Appraiser the proposed release will not impair the security under this Agreement in contravention of the provisions hereof, which certificate shall be prepared by an Independent Appraiser if the fair value of such Airframe or Engine, as the case may be, to be released from the Lien of this Agreement and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificates required by Section 314(d)(1) of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding.

                                    ARTICLE 6

                           REDEMPTION OF CERTIFICATES

SECTION 6.01 REDEMPTION OF CERTIFICATES IN THE EVENT OF NON-DELIVERY OF AIRCRAFT OR UPON EVENT OF LOSS, TERMINATION OF LEASE OR REFUNDING

     (a) In the event that the Aircraft applicable to the Certificates of any series is not subjected to the Lease applicable to the Certificates of such series and not subjected to the Lien of this Agreement prior to the date therefor specified in the Indenture Supplement, each Outstanding Certificate of such series shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, without Premium. The Redemption Date for Certificates redeemed pursuant to this
Section 6.01(a) shall be the date specified therefor in the Indenture
Supplement.

     (b) Upon the occurrence of an Event of Loss to the Airframe or Engine applicable to the Certificates of any series, if such Aircraft is not replaced pursuant to the Lease applicable to the Certificates of such series, each Outstanding Certificate of such series shall be redeemed at a Redemption Price equal to 100% of the outstanding principal amount of the Certificates to be redeemed plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, without Premium. As provided in the Indenture Supplement for such series of Certificates, if the Engine is not replaced pursuant to the Lease applicable to the Certificates of such series, the principal amount of Certificates redeemed and the Redemption Price therefor will be set forth in such Indenture Supplement. The Redemption Date for Certificates redeemed pursuant to this Section 6.01(b) shall be the Lease Loss Payment Date applicable to the Certificates of such series.

     (c) Upon termination of the Lease applicable to the Certificates of any series by the Company upon exercise of any termination option it may have thereunder or upon the purchase of such Aircraft by the Company upon exercise of any purchase option it may have under such Lease (unless the Company shall have elected to assume the rights and obligations of the Owner Trustee applicable to the Certificates of such series in accordance with Section 7.05), each Outstanding Certificate of such series shall be redeemed in whole at a Redemption Price determined in accordance with the provisions of the Indenture Supplement applicable to such series of Certificates. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(c) shall be the date specified in such Indenture Supplement.

     (d) If and to the extent specifically provided in the Indenture Supplement applicable to the Certificates of any series, the Certificates of such series may be redeemed in whole as part of a refunding or refinancing, upon satisfaction of all conditions to such refunding or refinancing set forth in the Operative Documents applicable to the Certificates of such series. In such event, each Outstanding Certificate of such series shall be redeemed at a Redemption Price determined in accordance with the provisions set forth in the Indenture Supplement applicable to such series of Certificates. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(d) shall be the date specified in such Indenture Supplement.

SECTION 6.02 REDEMPTION OF CERTIFICATES BY OWNER TRUSTEE UPON LEASE EVENT OF DEFAULT

     If and to the extent specifically provided in the Indenture Supplement applicable to the Certificates of any series each Outstanding Certificate of such series may be redeemed (or purchased in lieu of redemption) in whole, at the option of the Owner Trustee applicable to the Certificates of such series pursuant to such Indenture Supplement and Section 8.03(e)(ii), (a) in the event that one or more Lease Events of Default applicable to the Certificates of such series shall have occurred and shall have continued for not less than the period specified therefor in such Indenture Supplement, during which time the Certificates could, but shall not have been accelerated, or in the event that the Certificate of such series shall have been accelerated pursuant to
Section 8.02, or (b) in the event that one or more Lease Events of Default applicable to the Certificates of such series shall have occurred and shall have continued for not less than the minimum number of days and not more than the maximum number of days specified therefor in such Indenture Supplement during which time the Certificates could, but shall not have been accelerated. The Redemption Price for Certificates redeemed (or purchased in lieu of redemption) pursuant to this Section 6.02 shall be equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, without Premium, in the case of a redemption pursuant to the foregoing clause (a), or together with a Premium, if any, determined in accordance with the provisions of the Indenture Supplement, in the case of a redemption pursuant to the foregoing clause (b). The Redemption Date for Certificates redeemed (or purchased in lieu of redemption) pursuant to this Section 6.02 shall be the date provided therefor in such Indenture Supplement.

SECTION 6.03   NOTICE OF REDEMPTION TO HOLDERS

     Notice of redemption with respect to Certificates of any series shall be given by first-class mail, postage prepaid, mailed not less than the minimum nor more than the maximum number of days specified in the Indenture Supplement prior to the Redemption Date, to each Holder of such Certificates to be redeemed, at such Holder's address appearing in the Register.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the applicable basis for determining the Redemption Price,

          (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Certificate, and that interest on such Certificates shall cease to accrue on and after such Redemption Date, and

          (4) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption of such Certificates to be redeemed shall be given by the Indenture Trustee.

SECTION 6.04   DEPOSIT OF REDEMPTION PRICE

     On or before the Redemption Date for the Certificates of any series, the Owner Trustee applicable to the Certificates of the series being redeemed (or any person on behalf of such Owner Trustee) shall, to the extent an amount equal to the Redemption Price for such Certificates shall not then be held in the Indenture Estate applicable to the Certificates of such series, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 noon in immediately available funds an amount equal to such Redemption Price.

SECTION 6.05   CERTIFICATES PAYABLE ON REDEMPTION DATE

     Notice of redemption of the Certificates of any series having been given as aforesaid, such Certificates shall, on the Redemption Date, become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.04, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any such Certificates then Outstanding shall cease to bear interest. Upon surrender of any such Certificates for redemption in accordance with said notice such Certificates shall be redeemed at the Redemption Price. If any Certificate of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.

                                    ARTICLE 7

                            COVENANTS OF THE COMPANY

SECTION 7.01 REPAYMENT OF MONIES FOR CERTIFICATE PAYMENTS HELD BY INDENTURE TRUSTEE

     Any money held by the Indenture Trustee or any Paying Agent in trust for any payment of the principal of, or Premium, if any, or interest on the Certificates of any series (including without limitation any money deposited pursuant to Article 10) and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Owner Trustee applicable to the Certificates of such series; and the Holders of any Outstanding Certificates of such series shall thereafter, as unsecured general creditors, look only to the Company on behalf of such Owner Trustee, or to the Owner Trustee as specified in the applicable Participation Agreement for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each Holder of a Certificate of such series notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to such Owner Trustee as provided herein.

SECTION 7.02   REPORTS BY THE COMPANY

     The Company shall:

          (a) file with the Indenture Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Indenture Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

          (b) file with the Indenture Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 13.05;

          (c) transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 7.02 as may be required by rules and regulations prescribed by the SEC;

          (d) furnish to the Indenture Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement); and

          (e)  furnish to the Indenture Trustee:

               (1) promptly after the execution and delivery of the Indenture Supplement, an Opinion of Counsel either stating that in the opinion of such counsel such Indenture Supplement has been properly recorded and filed so as to make effective the Lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

               (2) at least annually after the execution and delivery of this Agreement, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Agreement entered into hereunder as is necessary to maintain the Lien of this Agreement, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

SECTION 7.03   CONSOLIDATION, MERGER, ETC.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

           (i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be (i) a citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and (ii) a United States certificated air carrier;

          (ii) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Owner Trustee applicable to the Certificates of each series, the Indenture Trustee and the Owner Participant applicable to the Certificates of such series a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Indenture Trustee and each such Owner Trustee and Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents applicable to the Certificates of each series to be performed or observed by the Company;

         (iii) immediately after giving effect to such transaction, no Lease Event of Default applicable to the Certificates of each series or event which is, or after notice or passage of time, or both, would be, such a Lease Event of Default shall have occurred and be continuing; and

          (iv) the Company shall have delivered to each such Owner Trustee, the Indenture Trustee and each such Owner Participant an Officers' Certificate of the Company and an Opinion of Counsel of the Company (which may be the Company's General Counsel) reasonably satisfactory to the Indenture Trustee and each such Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 7.03, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Indenture Supplement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7.03 from its liability in respect of any Operative Document applicable to the Certificates of such series to which it is a party.

SECTION 7.04   CHANGE IN REGISTRATION

     The Indenture Trustee shall, upon the request of the Company, consent to the deregistration of the Aircraft applicable to the Certificates of any series under the laws of the jurisdiction in which it is at the time registered and the registration of such Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:
          (a) such change in registration complies with the provisions of the Lease applicable to the Certificates of such series;

          (b) no Lease Event of Default applicable to the Certificates of such series and no event which, with lapse of time or the giving of notice, or both, would become such a Lease Event of Default, shall have occurred and be continuing at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition (b) if the change in registration results in the registration of such Aircraft under the laws of the United States of America or if the Indenture Trustee it its discretion believes the change in registration would be advantageous to the Holders of the Certificates of such series; and

          (c) the Indenture Trustee shall have received an Opinion of Counsel of the Company reasonably satisfactory to the Indenture Trustee to the effect that:

                (i) after giving effect to the change in registration, the Lien on such Aircraft and the other property included in the Indenture Estate applicable to the Certificates of such series shall continue as a fully perfected Lien and that all filing, recording or other action necessary to perfect and protect the Lien of this Agreement has been accomplished (or if such opinion cannot be given on or prior to the effective date of such change in registration, (x) such opinion shall be to the effect that such filing, recording or other action as is feasible on or prior to such effective date (detailing the same) has been accomplished and that such filings, recording or other action as must be accomplished subsequently (detailing the same) is of a routine nature and (y) the Indenture Trustee shall have received an Officer's Certificate of the Company that all possible preparations to accomplish such subsequent filing, recording and other action shall have been done, and such filing, recording and other action will be accomplished (the Company agreeing to deliver an Opinion of Counsel of the Company as promptly as possible subsequent to such effective date confirming that all such filing, recording and other action has been taken); and

               (ii) the terms of such Lease and this Agreement (including the governing law clauses) being legal, valid, binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in such Lease and this Agreement, respectively, which laws, however, do not in the opinion of such counsel make the remedies provided in such Lease and this Agreement, respectively, inadequate for the practical realization of the rights and benefits provided thereby.

The Indenture Trustee shall execute such documents as the Company or the Owner Trustee applicable to the Certificates of such series shall reasonably request in order to satisfy the above conditions and, upon satisfaction of such conditions, to effect the change in registration.

SECTION 7.05   ASSUMPTION OF OBLIGATIONS OF OWNER TRUSTEE BY THE COMPANY

     In the event that the Company shall have the option, as provided in the applicable Lease or Participation Agreement, to assume the rights and obligations of the Owner Trustee applicable to the Certificates of any series in connection with the purchase by the Company of the Aircraft applicable to the Certificates of such series, then the exercise of such option shall be subject to the satisfaction of the following conditions on or prior to the Purchase Option Date applicable to the Certificates of such series:

          (a) the Company shall have delivered to the Indenture Trustee a certificate, dated such Special Purchase Option Date, of a Responsible Company Officer stating that the Company has paid to such Owner Trustee all amounts required to be paid to such Owner Trustee pursuant to the Lease or the Participation Agreement applicable to the Certificates of such series in connection with such purchase and assumption;

          (b) no event which constitutes or, with the lapse of time or the giving of notice, or both, would become a Lease Event of Default applicable to the Certificates of such series shall have occurred and be continuing immediately after giving effect to such purchase or assumption and the Indenture Trustee shall have received a certificate, dated such Special Purchase Option Date, of a Responsible Company Officer to such effect;

          (c) the Indenture Trustee shall have received, on or prior to such Special Purchase Option Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below;

          (d) the Indenture Trustee shall have received an Opinion or Opinions of Counsel for the Company, dated such Special Purchase Option Date, which without unusual qualification shall be to the effect that, after giving effect to the indenture supplement referred to below:

               (i) this Agreement constitutes the legal, valid and binding obligation, of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Agreement, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Agreement inadequate for the practical realization of the rights and benefits provided for in this Agreement;

              (ii) the Aircraft applicable to the Certificates of such series is duly registered in compliance with applicable law;

             (iii) the Lien on such Aircraft constitutes a fully perfected Lien and all filings, recordings or other action (specifying the same) necessary to perfect and protect the Lien of this Agreement have been accomplished; and

              (iv)  the Indenture Trustee should be entitled to the benefits of
          Section 1110 of the Bankruptcy Code with respect to such Aircraft; PROVIDED that such opinion need not be delivered to the extent that the benefits of Section 1110 of the Bankruptcy Code are not available to the Indenture Trustee with respect to such Aircraft immediately prior to such assumption; and PROVIDED FURTHER that such opinion may contain qualifications of the tenor contained in the opinion of special counsel for the Company delivered pursuant to the Participation Agreement applicable to the Certificates of such series on the Delivery Date applicable to the Certificates of such series; and

          (e) an indenture supplement giving effect to such assumption reasonably satisfactory to the Indenture Trustee, dated the Special Purchase Option Date, shall have been entered into and delivered to the Indenture Trustee.

Upon satisfaction of such conditions and without the requirement of further action by any Person, effective as of such Special Purchase Option Date, such Owner Trustee shall be released from all of its obligations under this Agreement in respect of the Certificates of such series (other than any obligations or liabilities of such Owner Trustee in its individual capacity incurred on or prior to such Special Purchase Option Date or arising out of or based upon events occurring on or prior to such Special Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of such Owner Trustee).


                                    ARTICLE 8

                              DEFAULTS AND REMEDIES

SECTION 8.01   INDENTURE EVENTS OF DEFAULT

     "Indenture Event of Default," with respect to the Certificates of any series, means each of the events specified as such in the Indenture Supplement related to such series of Certificates.

SECTION 8.02   ACCELERATION; RESCISSION AND ANNULMENT

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing, the Indenture Trustee, by notice to the Company and the Owner Trustee applicable to the Certificates of such series, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates of such series, by notice to the Company, the Indenture Trustee, such Owner Trustee and the Owner Participant applicable to the Certificates of such series, may declare the principal of all the Certificates of such series to be due and payable. Upon such declaration, the principal of all Certificates of such series together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal is made or duly provided for, shall be immediately due and payable. At any time after such declaration and prior to the sale or disposition of the Indenture Estate applicable to the Certificates of such series, the Holders of a majority in aggregate principal amount of all the Outstanding Certificates of such series, by notice to the Indenture Trustee, the Company and such Owner Trustee and Owner Participant, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal of, and Premium, if any, on any Certificates of such series which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all other sums due and payable to the Indenture Trustee in respect of the Certificates of such series have been deposited with the Indenture Trustee,
(ii) the rescission would not conflict with any judgment or decree and (iii) all existing Indenture Defaults applicable to the Certificates of such series and Indenture Events of Default applicable to the Certificates of such series under this Agreement have been cured or waived (except nonpayment of amounts of principal of, and Premium, if any, and interest on the Certificates of such series that have become due solely because of such acceleration).

SECTION 8.03   OTHER REMEDIES AVAILABLE TO INDENTURE TRUSTEE

     (a) After an Indenture Event of Default with respect to the Certificates of any series shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease applicable to the Certificates of such series or as holder of a security interest in the Aircraft or Engines may, and when required pursuant to the provisions of
Article 9 shall, exercise (subject to Sections 8.03(e) and 8.03(f)) any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee applicable to the Certificates of such series pursuant to the Lease applicable to the Certificates of such series and this Article 8, may recover judgment in its own name as Indenture Trustee against the Indenture Estate applicable to the Certificates of such series and may take possession of all or any part of such Indenture Estate and may exclude such Owner Trustee and the Owner Participant applicable to the Certificates of such series and all persons claiming under any of them wholly or partly therefrom.

     (b) Subject to Sections 8.03(e) and 8.03(f), the Indenture Trustee may, if at the time such action is lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee and Owner Participant applicable to the Certificates of such series and to the Company once at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate applicable to the Certificates of such series, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of such Indenture Estate or any part thereof) and time designated in the notice above referred to; PROVIDED that, notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell any of such Indenture Estate unless a declaration of acceleration of the Certificates of such series has been made pursuant to Section 8.02. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates of such series, or any interest therein, may bid and become the purchaser at any such sale. The Indenture Trustee may exercise such right without possession or production of the Certificates of such series or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in such Indenture Estate. By entering into the Indenture Supplement applicable to the Certificates of such series, such Owner Trustee irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of such Owner Trustee (in the name of such Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the

Lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, such Owner Trustee, by so entering into such Indenture Supplement, thereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, such Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

     (c) Subject to Sections 8.03(e) and 8.03(f), if an Indenture Event of Default with respect to the Certificates of any series has occurred and is continuing, the Owner Trustee applicable to the Certificates of such series and the Company shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate applicable to the Certificates of such series. If such Owner Trustee or the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which such Owner Trustee and the Company will be necessary parties, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring such Owner Trustee or the Company or both to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of such Indenture Estate wherever it may be found and may enter any of the premises of such Owner Trustee or the Company or any other Person wherever such Indenture Estate may be or be supposed to be and search for such Indenture Estate and take possession of any item of such Indenture Estate pursuant to this
Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of such Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of such Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage such Indenture Estate, and to exercise all rights and powers of such Owner Trustee and the Company relating to such Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, easing, control or management of such Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent payable under the Lease applicable to the Certificates of such series), issues, profits, products, revenues and other income of such Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents (including such Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing such Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may he required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon such Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of such Owner Trustee and, to the extent permitted by such Lease, the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft applicable to the Certificates of such series, the Indenture Trustee shall not be obligated to use or operate such Aircraft or cause such Aircraft to be used or operated directly or Indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Aircraft by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate applicable to the Certificates of such series and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to such Aircraft and for public liability and property damage resulting from use or operation of such Aircraft and (ii) funds are available in such Indenture Estate to pay for such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders of the Certificates of such series or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect such Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

     (d) Subject to Sections 8.03(e) and 8.03(f), the Indenture Trustee may proceed to protect and enforce this Agreement and the Certificates of such series by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or In execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate applicable to the Certificates of such series or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     (e) (i) If and to the extent provided in the Indenture Supplement applicable to the Certificates of any series, upon a failure by the Company to make any payment of Basic Rent under the Lease applicable to the Certificates of such series within such period, if any as specified in the Indenture Supplement (the "Basic Rent Grace Period") after the same shall become due, then as long as no Indenture Event of Default with respect to the Certificates of such series (other than arising from such failure to pay Basic Rent) shall have occurred and be continuing, the Owner Participant or Owner Trustee applicable to the Certificates of such series may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of the period specified in such Indenture Supplement (the "Specified Cure Period") after the expiration of such Basic Rent Grace Period (prior to the expiration of which Specified Cure Period the Indenture Trustee shall not declare such Lease in default or exercise any of the rights, powers or remedies which are then exercisable thereunder or under this
Article 8), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof, and such payment by such Owner Participant or Owner Trustee shall be deemed to cure any such Indenture Event of Default arising from such failure of the Company (but such cure shall not relieve the Company of any of its obligations). To the extent permitted by the Indenture Supplement, if the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease applicable to the Certificates of any series, then, as long as no other Indenture Event of Default with respect to the Certificates of such series shall have occurred and be continuing, the Owner Participant or Owner Trustee applicable to the Certificates of such series may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the expiration of a period of 15 Business Days after the expiration of the grace period, if any, provided with respect to such failure on the part of the Company in such Lease (the "15-Day Period") (prior to the expiration of which 15-Day Period the Indenture Trustee shall not declare such Lease in default or exercise any of the rights, powers or remedies which are then exercisable thereunder or under this
Article 8), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon on account of the delayed payment thereof, and such payment by such Owner Participant or Owner Trustee shall be deemed to cure any such Indenture Event of Default arising from such failure of the Company (but such cure shall not relieve the Company of any of its obligations). Upon any payment of Basic Rent by the Owner Participant or Owner Trustee applicable to the Certificates of any series in accordance with the first sentence of this Section 8.03(e), or upon any payment of any other sums by such Owner Participant or Owner Trustee in accordance with the second sentence of this Section 8.03(e), such Owner Participant or Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture Trustee, as assignee hereunder of such Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other person, as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be

(and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other person, as aforesaid (but in each case only if all amounts of principal of, and Premium, if any, and interest on the Certificates of such series at the time due and payable together with interest due thereon on account of the delayed payment thereof shall have been paid in full); PROVIDED that neither such Owner Participant nor such Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Company pursuant to this
Section 8.03(e) except by demanding of the Company payment of such amount or by commencing an action against the Company to require the payment of such amount.

          (ii) If and to the extent provided in the Indenture Supplement applicable to the Certificates of any series, in the event that (a) at any time one or more Lease Events of Default applicable to the Certificates of such series shall have occurred and any such Lease Event of Default shall have continued beyond the minimum period, if any, specified therefor in such Indenture Supplement, during which time the Certificates of such series could, but shall not, have been accelerated pursuant to Section 8.02 or (b) the Certificates of such series shall have been accelerated pursuant to
Section 8.02, the Owner Trustee applicable to the Certificates of such series may at its option, give notice to the Indenture Trustee that it will redeem all Certificates of such series then Outstanding, which redemption shall be pursuant to Section 6.02 at a Redemption Price equal to 100% of the principal amount of the Outstanding Certificates of such series plus accrued interest thereon, plus to the extent provided in the Indenture Supplement, Premium, if any. As and to the extent provided in the Indenture Supplement, concurrently with such notice, such Owner Trustee will deposit with the Indenture Trustee an amount which at the time of such notice is estimated to be sufficient to redeem at the applicable Redemption Price all Certificates of such series then Outstanding (including, in the case of a redemption pursuant to clause (b) of Section 6.02, the estimated Premium with respect to the Certificates of such series) and to pay the Indenture Trustee all amounts then due it hereunder with respect to the Certificates of such series, which funds shall be held by the Indenture Trustee as provided in Section 9.04(a). For purposes of the immediately preceding sentence, the estimated Redemption Price applicable to the Certificates of any series shall be the amount computed using the same procedures as would be used for calculating such actual Redemption Price pursuant to Section 6.02 on the applicable Redemption Date, except that for purposes of calculating such estimated amount, the Premium, if any, on the Certificates of such series shall be computed by reference to the first Business Day preceding the applicable Lease Termination Date following the procedures for calculating the Premium set forth in the Indenture Supplement determined as of such first Business Day. If such notice is given, such Owner Trustee will deposit or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Indenture Event of Default with respect to the Certificates of such series is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem at the applicable Redemption Price (including the Premium, if any, actually payable in respect thereof computed as provided for in Section 6.02 with respect to the Certificates of such series) on such Redemption Date all Certificates of such series then Outstanding and to pay the Indenture Trustee all amounts then due it hereunder in respect of the Certificates of such series.

         (iii) Anything in this Agreement to the contrary notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default with respect to the Certificates of any series which arises solely by reason of one or more Lease Events of Default with respect to the Certificates of such series to the extent the Indenture Supplement applicable to the Certificates of such series so provides.

     (f) Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), as long as no Lease Event of Default with respect to the Certificates of any series shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee applicable to the Certificates of such series shall take any action inconsistent with the Company's rights under the Lease applicable to the Certificates of such series, including, without limitation, (x) the right to receive all monies due and payable to it in accordance with the provisions of such Lease and (y) the Company's rights to possession and use of, and of quiet enjoyment of, the Aircraft applicable to the Certificates of such series.

     (g) With respect to the Certificates of any series, each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Owner Trustee or the Company or to be an acquiescence therein.

     (h) Notwithstanding any other provision hereof, if any payment of principal of the Certificates of any series shall not be made when and as the same shall become due and payable, or if any payment of interest on the Certificates of any series shall not be made when the same shall become due and payable and such failure shall continue for the period prescribed in
Section 8.01(a), the Indenture Trustee shall be entitled to recover judgment, in its own name and as trustee of an express trust upon the Certificates of such series for the whole amount of such principal or interest, as the case may be, remaining unpaid.

SECTION 8.04   WAIVER OF OWNER TRUSTEE

     By entering into the Indenture Supplement applicable to the Certificates of any series, the Owner Trustee applicable to the Certificates of such series shall be deemed to covenant that, to the extent now or at any time hereafter enforceable under applicable law, such Owner Trustee will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate applicable to the Certificates of such series or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Owner Trustee acquiring any interest in or title to such Indenture Estate or any part thereof subsequent to the date of such Indenture Supplement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 8.04 shall be deemed to be a waiver by such Owner Trustee of its rights under Section 8.03(e).

     The Indenture Trustee may maintain such a proceeding even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default with respect to the Certificates of any series shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

SECTION 8.05   WAIVER OF EXISTING DEFAULTS

     The Holders of a majority in the aggregate principal amount of the Outstanding Certificates of any series, by notice to the Indenture Trustee, may waive on behalf of the Holders of the Certificates of such series any existing Indenture Default or Indenture Event of Default with respect to the Certificates of such series and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or Premium, if any, or interest on any Certificates of such series or (ii) in respect of a covenant or provision in this Agreement which pursuant to Section 12.02 cannot be amended or modified without the consent of each Holder affected thereby.

SECTION 8.06   CONTROL BY MAJORITY

     The Holders of a majority in aggregate principal amount of the Outstanding Certificates of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement in respect of the Certificates of such series. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would subject the Indenture Trustee to personal liability.

SECTION 8.07   LIMITATION ON SUITS BY HOLDERS

     A Holder of a Certificate of any series may pursue a remedy under this Agreement or thereunder only if:

          (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default with respect to the Certificates of such series;

          (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates of such series make a written request to the Indenture Trust to pursue the remedy;

          (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

          (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Certificates of such series do not give the Indenture Trustee a direction inconsistent with the request.

     A Holder of a Certificate of any series may not use this Agreement to prejudice the rights of another Holder of a Certificate of such series or to obtain a preference or priority over another Holder of a Certificate of such series.

SECTION 8.08   RIGHTS OF HOLDERS TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Agreement, the right of any Holder of a Certificate of any series to receive payment of principal of, and Premium, if any, and interest on such Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 8.09   INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM

     The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.

SECTION 8.10   UNDERTAKING FOR COSTS

     With respect to the Certificates of any series, all parties to this Indenture agree, and the related Owner Trustee by the entering into of the Indenture Supplement and each Holder of any Certificate of any series by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture and/or such Indenture Supplement or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by a Holder for the enforcement of the payment of principal of, or Premium, if any, or interest on any Certificate owned by such Holder, on or after the respective due dates expressed in such Certificate, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of Outstanding Certificate of any series.

                                    ARTICLE 9

                                INDENTURE TRUSTEE

SECTION 9.01   DUTIES OF INDENTURE TRUSTEE

     (a) The Indenture Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (b) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may otherwise agree in writing with the Company. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.02   RIGHTS OF INDENTURE TRUSTEE

     Subject to the provisions of Section 315 of the Trust Indenture Act:

          (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company or any Owner Trustee after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Company, the written advice of counsel acceptable to any Owner Trustee, the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company or any Owner Trustee.

          (c) The Indenture Trustee may act with respect to the Certificates of any series through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; PROVIDED that, so long as no Lease Event of Default with respect to the Certificates of such series shall have occurred and be continuing, no such agents shall be appointed by the Indenture Trustee applicable to the Certificates of such series without the consent of the Company and the Owner Trustee, which consent shall, in each case, not be unreasonably withheld.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

To the extent that the provisions of this Section 9.02 are inconsistent with the duties of the Indenture Trustee as required by Section 315 of the Trust Indenture Act, the requirements of such Section 315 shall prevail.

SECTION 9.03   INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE

     The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with any Owner Trustee, the Company or an Affiliate of any Owner Trustee or the Company or a subsidiary of any Owner Trustee or the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights. However, the Indenture Trustee is subject to Sections 9.09 and 9.11 hereof and Sections 310(b) and 311 of the Trust Indenture Act.

SECTION 9.04   FUNDS MAY BE HELD BY INDENTURE TRUSTEE OR PAYING AGENT;
               INVESTMENTS

     (a) Any monies (including without limitation for purpose of this Subsection 9.04(a) any cash constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate applicable to the Certificates of any series, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing with the Owner Trustee applicable to the Certificates of such series or the Company, or (ii) at any time and from time to time, so long as no Lease Event of Default with respect to the Certificates of such series shall have occurred and be continuing, at the request (given directly by the Company to the Indenture Trustee) of the Company acting as the Agent of such Owner Trustee, shall, with financial institutions of the character described in subsection 9.04(a)(i), be invested and reinvested in Permitted Investments of the character described in clause (i), (ii), (iii) or (v) of the definition thereof or in overnight federal funds of amounts on deposit in the Indenture Trustee's account at State Street Bank and Trust Company as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate applicable to the Certificates of such series until so sold; PROVIDED that the Company, on behalf of such Owner Trustee, as agent of such Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no such Lease Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, on behalf of such Owner Trustee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any such Lease Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of such Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Subsection (a).

     (b) At any time and from time to time, so long as no Lease Event of Default applicable to the Certificates of any series shall have occurred and be continuing, the Indenture Trustee shall, at the request of the Company acting as agent for the Owner Trustee applicable to the Certificates of such series pursuant to the last sentence of this Section 9.04(b), invest and reinvest in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) any monies at the time on deposit with the Indenture Trustee as part of the Indenture Estate applicable to the Certificates of such series, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in such request, and such Permitted

Investments shall be held by the Indenture Trustee in trust as part of such Indenture Estate until so sold; PROVIDED that the Company, as agent of such Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any Permitted Investment. Any net income, profit, interest, dividend or gain realized upon maturity, sale of other disposition of any Permitted Investment shall be held as part of such Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Subsection (b). Together with any such request for investment in, or sale or disposition of, any Permitted Investments, the Company on behalf of such Owner Trustee shall furnish the Indenture Trustee with the following:

          (1) a certificate of an Appraiser as to the fair value of Permitted Investments to be sold or disposed of and stating that in the opinion of such Appraiser the proposed release of such Permitted Investments from the Lien of this Agreement will not impair the security under this Agreement in contravention of the provisions hereof, which Appraiser shall be Independent if the fair value of such Permitted Investments and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by paragraph (1) of subsection (d) of Section 314 of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding; and

          (2) a certificate of an Appraiser as to the fair value to the obligor of Permitted Investments to be purchased or invested in, which Appraiser shall be Independent if the fair value to the obligor of such Permitted Investments and all other securities made the basis of the withdrawal of cash constituting a part of such Indenture Estate or the release of property or securities subject to the Lien of this Agreement, as set forth in the certificates required by paragraph (2) of subsection (d) of
     Section 314 of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding.

The Company and such Owner Trustee, by entering into the Indenture Supplement, agree that the Company as agent for such Owner Trustee shall submit its investment instructions directly to the Indenture Trustee and shall provide the certificates required by this Section 9.04(b)(1) and (2).

SECTION 9.05   NOTICE OF DEFAULTS

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee shall (i) promptly send written notice thereof to the Company, the Owner Trustee applicable to the Certificates of such series and the Owner Participant applicable to the Certificates of such series and (ii) within 90 days after it occurs, mail to each Holder of a Certificate of such series notice of all such Indenture Events of Default which are not cured in the manner and to the extent provided in Section 13.02(c). Except in the case of a default in the payment of the principal of, Premium, if any, or interest on, the Certificate of any series, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders of the Certificates of such series.

SECTION 9.06   REPORTS BY INDENTURE TRUSTEE TO HOLDERS

     Within 60 days after May 15 of each year commencing with the year 199___, so long as any Certificates are Outstanding under this Agreement, the Indenture Trustee shall transmit to the Holders as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by
Section 313(a) of the Trust Indenture Act.

SECTION 9.07   COMPENSATION AND INDEMNITY

     (a) The Owner Trustee applicable to the Certificates of each series shall pay to the Indenture Trustee, from time to time, on demand, (i) reasonable compensation for its services with respect to the Certificates of such series, which compensation shall not be limited by any law on compensation of a trustee of an express trust and (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement with respect to the Certificates of such series (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)) and
(iii) indemnification against any loss or liability incurred by the Indenture Trustee arising out of or in connection with its acceptance of administration of the trust or trusts in respect of the Certificates of such series under this Agreement except (A) as such expenses or loss or liability results from the negligence or willful misconduct of the Indenture Trustee or the inaccuracy of any representation or warranty of the Indenture Trustee in its individual capacity contained in the Participation Agreement applicable to the Certificates of such series, (B) as otherwise provided in Section 9.11 hereof and (C) as otherwise excluded by the terms of such Participation Agreement from the Company's general indemnity; PROVIDED that, so long as the Lease applicable to the Certificates of such series is in effect, the Indenture Trustee shall not make any claim under this Section 9.07(a) for any claim or expense indemnified against by the Company under such Participation Agreement without first making demand on the Company for payment of such claim or expense. The

Indenture Trustee shall notify such Owner Trustee and the Company promptly of any claim against it for which it may seek indemnity. Such Owner Trustee shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and such Owner Trustee shall pay the reasonable fees and expenses of such counsel. Such Owner Trustee need not pay for any settlement made without its and the Company's consent.

     (b) To secure the payment obligations of the Owner Trustee applicable to the Certificates of each series pursuant to this Section 9.07, the Indenture Trustee shall have a Lien prior to the Holders of the Certificates of such series on all money or property held or collected by the Indenture Trustee in respect of the Certificates of such series, except that held in trust to pay the principal of, Premium, if any, and interest on, the Certificates of such series.

SECTION 9.08   REPLACEMENT OF INDENTURE TRUSTEE

     (a) The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this
Section 9.08.

     (b) The Indenture Trustee may resign with respect to the Certificates of any series by giving at least 30 days' prior written notice to the Company and the Owner Trustee applicable to the Certificates of such series. The Holders of a majority in aggregate principal amount of the Outstanding Certificates of such series may remove the Indenture Trustee with respect to the Certificates of such series by giving at least 30 days' prior written notice to the Indenture Trustee, the Owner Trustee applicable to the Certificates of such series and the Company and may appoint a successor Indenture Trustee within 30 days from the giving of such notice for the Certificates of such series with such Owner Trustee's and the Company's consent, in each case, which consent shall not be unreasonably withheld. The Owner Trustee applicable to the Certificates of such series (acting solely pursuant to instructions from the Company) may remove the Indenture Trustee with respect to the Certificates of such series if:

          (1) the Indenture Trustee fails to comply with Section 9.10 (or, so long as __________________________________________ shall be the Indenture
     Trustee, the requirement set forth in Section 9.10 hereof specifically applicable to ____________________________________________________) and
     Section 310 of the Trust Indenture Act;

          (2)  the Indenture Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

          (4)  the Indenture Trustee becomes incapable of acting.

     (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee with respect to the Certificates of any series for any reason, and the Holders of Certificates of such series have not appointed a successor Indenture Trustee pursuant to Section 9.08(b) the Owner Trustee applicable to the Certificate of such series (acting solely with the Company's consent (which consent shall not be unreasonably withheld)) shall promptly appoint a successor Indenture Trustee with respect to the Certificates of such series.

     (d) If a successor Indenture Trustee with respect to the Certificates of any series does not take office within 30 days after the retiring Indenture Trustee with respect to the Certificates of such series resigns or is removed, the retiring Indenture Trustee, the Company, the Owner Trustee applicable to the Certificates of such series or the Holders of a majority in the aggregate principal amount of the Outstanding Certificates of such series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to the Certificates of such series.

     (e) If the Indenture Trustee with respect to the Certificates of any series fails to comply with Section 9.10, any Holder of Certificates of such series may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee with respect to the Certificates of such series.

     (f) A successor Indenture Trustee with respect to the Certificates of any series shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Company and to the Owner Trustee applicable to the Certificates of such series. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the Lien with respect to the Certificates of such series provided for in Section 9.07. The Company shall give notice of each appointment of a successor Indenture Trustee with respect to the Certificates of any series if there are Certificates of such series Outstanding, by mailing written notice of such event by first-class mail to the Holders of the Certificates of such series.

     (g)  All provisions of this Section 9.08 except subparagraphs (b)(1) and
(e) and the words "subject to the Lien with respect to the Certificates of such series provided for in Section 9.07" in subparagraph (f) shall apply also to any Paying Agent.

SECTION 9.09   SUCCESSOR INDENTURE TRUSTEE; AGENTS BY MERGER, ETC.

     If the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

SECTION 9.10   ELIGIBILITY; DISQUALIFICATION

     This Agreement shall at all times have an Indenture Trustee which shall be eligible to act as Trustee under Section 310(a) of the Trust Indenture Act and
(i) shall have a combined capital and surplus of at least $75,000,000 or
(ii) shall have a combined capital and surplus in excess of $5,000,000 (or, so long as ____________________________________________________ shall be the
Indenture Trustee, $3,000,000) and its obligations, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and, in any case, shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. If such corporation publishes reports of conditions at least annually, pursuant to law or to requirements of federal, state, territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

     In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

SECTION 9.11   TRUSTEE'S LIENS

     The Indenture Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate applicable to the Certificates of each series which are either
(i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents applicable to the Certificates of such series, or (ii) which are attributable to the Indenture Trustee as trustee under this Agreement or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

SECTION 9.12   WITHHOLDING TAXES; INFORMATION REPORTING

     The Indenture Trustee shall exclude and withhold from each distribution of principal of, Premium, if any, and interest on and other amounts due hereunder or under, the Certificates any and all withholding taxes applicable thereto as required by law (and such exclusions and withholdings shall constitute payment in respect of such Certificates). The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under the United States law.


                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE; DEFEASANCE;
                           TERMINATION OF OBLIGATIONS

SECTION 10.01 SATISFACTION AND DISCHARGE OF AGREEMENT; DEFEASANCE; TERMINATION OF OBLIGATIONS

     Subject to Section 10.02, this Agreement shall cease to be of further effect with respect to the Certificates of any series, and the Owner Trustee applicable to the Certificates of such series and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations with respect to the Certificates of such series (and the Indenture Trustee, on demand and at the expense of such Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates of such series), when

          (a) (i) all Certificates of such series theretofore executed and delivered (other than (A) Certificates of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section 2.07 and (B) Certificates of such series for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Certificates of such series not theretofore delivered to the Indenture Trustee for cancellation have become due and payable (whether upon stated maturity or as a result of redemption), or will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit) at maturity within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates of such series not theretofore cancelled by the Indenture Trustee or delivered to the

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

     Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of, Premium, if any, and interest on the Certificates of such series to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof, as the case may be; or

          (iii) (A) the Owner Trustee applicable to the Certificates of such series has deposited or caused to be deposited irrevocably (except as provided in Section 10.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Certificates of such series, (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certificated public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge each installment of principal of, Premium, if any, and interest on, the Outstanding Certificates of such series on the dates such payments of principal, Premium or interest are due (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit), and no Lease Event of Default applicable to the Certificates of such series which would give rise to the operation of Section 547 of the Bankruptcy Code shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;

          (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default with respect to the Certificates of such series or a default or event of default under any other agreement or instrument to which such Owner Trustee or the Company is a party or by which it is bound;

          (C) the Company has delivered to the Indenture Trustee a certificate of an Independent Appraiser stating the fair value to the Company of such U.S. Government Obligations and the fair value of all securities and property included in the Indenture Estate applicable to the Certificates of such series; and

          (D) the Company has delivered to the Indenture Trustee an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Holders of the Certificates of such series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise by such Owner Trustee of its option under this Section 10.01(a)(iii) and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

          (b) all other amounts then due and payable under the Certificates of such series have been paid; and

          (c) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01 have been complied with.

SECTION 10.02  SURVIVAL OF CERTAIN OBLIGATIONS

     Notwithstanding the provisions of Section 10.01 as applicable to the Certificates of any series, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.09, Section 7.01, Section 10.03 and Section 10.04, the rights, duties, immunities and privileges hereunder of the Indenture Trustee, and the obligations of the Company contained in Section 7.01 and, if and to the extent provided for in the Indenture Supplement applicable to the Certificates of such series, the obligations of the Company under any general indemnity or general tax indemnity set forth in the Participation Agreement applicable to the Certificates of such series, shall survive.

SECTION 10.03  MONIES TO BE HELD IN TRUST

     All moneys and U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 10.01 in respect of the Certificates of any series shall be held in trust and applied by it, in accordance with the provisions of the Certificates of such series and this Agreement, to the payment, either directly or through any Paying Agent as the Indenture Trustee may determine, to the Holders of the Certificates of such series, of all sums due and to become due thereon for principal of, and Premium, if any, interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 10.04  MONIES TO BE RETURNED TO OWNER TRUSTEE

     The Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee as applicable to the Certificates of any series upon request of such Owner Trustee any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in
Section 10.03 on the Certificates of such series for which money or U.S. Government obligations have been deposited pursuant to Section 10.01.

                                   ARTICLE 11

                  ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

SECTION 11.01  ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

     Upon any of:

          (a) the voluntary termination of the Lease applicable to the Certificates of any series by the Company on the Lease Termination Date applicable thereto, and upon payment to the Indenture Trustee of an amount equal to the estimated Redemption Price applicable to the Certificates of such series as at the applicable Redemption Date, of all Outstanding Certificates of such series,

          (b) the purchase of the Aircraft applicable to the Certificates of any series by the Company at its option on any Special Purchase Option Date applicable thereto (unless the Company shall have elected to assume all of the rights and obligations of the Owner Trustee applicable to the Certificates of such series hereunder), and upon payment to the Indenture Trustee of an amount equal to the Redemption Price applicable to the Certificates of such series as at the applicable Redemption Date of all Outstanding Certificates of such series,

          (c) the termination of the Lease applicable to the Certificates of any series on the Lease Loss Payment Date applicable thereto, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price applicable to the Certificates of such series as at the applicable Redemption Date of all Outstanding Certificates of such series, or

          (d) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01,

the Lien of this Agreement on the Indenture Estate applicable to the Certificates of such series shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates of such series and the Lien on amounts due from the Company under the Lease applicable to the Certificates of such series necessary to pay the Certificates of such series or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company or such Owner Trustee to evidence such termination.

                                   ARTICLE 12

                             AMENDMENTS AND WAIVERS

SECTION 12.01 AMENDMENTS TO THIS INDENTURE AND INDENTURE SUPPLEMENT WITHOUT CONSENT OF HOLDERS

     (a) The Owner Trustee applicable to the Certificates of any series, the Company and the Indenture Trustee may enter into one or more agreements supplemental hereto and to the Indenture Supplement applicable to the Certificates of any series without the consent of any Holder of the Certificates of such series for any of the following purposes:

          (1) to cure any ambiguity, defect or inconsistency herein, in such Indenture Supplement or in the Certificates of such series, or to make any change not inconsistent with the provisions hereof and of such Indenture Supplement; PROVIDED that such change does not adversely affect the interests of any Holder of Certificates of such series in any material respect;

          (2) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement applicable to the Certificates of such series, or to evidence the succession of another corporation to the Company;

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Certificates of such series and to add to or change any of the provisions of this Indenture and such Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

          (4) to establish the form or terms of Certificates of any series as permitted by Section 2.01;

          (5) to supplement any of the provisions of this Agreement to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Certificates pursuant to Section 10.01; PROVIDED that any such action shall not adversely affect the interests of the Holders of Certificates of such series or any other series of Certificates in any material respect;

          (6) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders of Certificates of such series;

          (7) to correct or amplify the description of any property at any time subject to the Lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Agreement or subject to the Lien of this Agreement the Airframe or Engines applicable to the Certificate of such series or airframe or engines substituted for such Airframe or Engines in accordance herewith or with the Lease applicable to the Certificates of such series; PROVIDED that supplements entered into for the purpose of subjecting to the Lien of this Agreement such Airframe or Engines in accordance with such Lease need only be executed by such Owner Trustee and the Indenture Trustee;

          (8) to add to the covenants of such Owner Trustee or the Company, for the benefit of the Holders of the Certificates of such series, or to surrender any rights or power herein conferred upon such Owner Trustee, the Owner Participant applicable to the Certificates of such series or the Company;

          (9) to comply with any requirements of the SEC in connection with the qualification of this Agreement under the Trust Indenture Act;

          (10) to add to the rights of the Holders of Certificates of such series;

          (11) to provide for the assumption by the Company of the obligations of such Owner Trustee hereunder in accordance with the terms and conditions applicable thereto specified in Section 7.05; and

          (12) to include on the Certificates of such series any legend as may be required by applicable law.

     (b) The Company and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Holder of any series of Certificates for either of the following purposes:

          (1) to change or eliminate any of the provisions of this Indenture; PROVIDED that any such change or elimination shall become effective only when there is no Certificate Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

          (2) to close this Indenture with respect to the authentication and delivery of additional series of Certificates.

SECTION 12.02 AMENDMENTS TO THIS INDENTURE AND INDENTURE SUPPLEMENT WITH CONSENT OF HOLDERS

     (a) With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Certificates of any series, the Company, the Owner Trustee applicable to the Certificates of such series and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture, the Indenture Supplement applicable to the Certificates of such series or of any such supplemental agreements or to modify the rights of the Holders of the Certificates of such series; PROVIDED that, without the consent of each Holder of the Certificates of such series affected thereby, an amendment under this Section 12.02 may not:

          (1) reduce the amount of principal of, or Premium, if any, or interest on, any Certificate of such series; or

          (2) change the date on which any amount of principal of, or Premium, if any, or interest on any Certificate of such series, is due or payable; or

          (3) create any Lien on the Indenture Estate applicable to the Certificates of such series prior to or PARI PASSU with the Lien thereon under this Agreement except such as are permitted hereby or thereby, or deprive any Holder of the Certificates of such series of the benefit of the Lien on such Indenture Estate created by this Agreement and such Indenture Supplement; or

          (4) reduce the percentage in principal amount of the Outstanding Certificates of such series, the consent of whose holders is required for any such supplemental agreement or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

          (5)  make any change in Sections 8.05, 8.08, or this Section 12.02(a).

     (b) It is not necessary under this Section 12.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

     (c) Promptly after the execution by the Owner Trustee applicable to the Certificates of any series, the Company and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 12.02, the Company shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders of Certificates of such series, as the names and addresses of such Holders appear on the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

     (d) A supplemental indenture which changes or eliminates any covenant or other provision of this Agreement which has expressly been included solely for the benefit of one or more particular series of Certificates, or which modifies the rights of the Holders of Certificates of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Agreement of the Holders of Certificates of any other series.

SECTION 12.03  COMPLIANCE WITH TRUST INDENTURE

     Every amendment to this Agreement or the Certificates of any series shall be set forth in a supplemental agreement that complies with the Trust Indenture Act as then in effect.

SECTION 12.04  NOTATION ON OR EXCHANGE OF CERTIFICATES

     The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may authenticate new Certificates that reflect the amendment or waiver.

SECTION 12.05  INDENTURE TRUSTEE PROTECTED

     The Indenture Trustee need not sign any supplemental agreement that adversely affects its rights.

SECTION 12.06  AMENDMENTS, WAIVERS, ETC. OF OTHER OPERATIVE DOCUMENTS

     The respective parties to the Participation Agreement, Lease and Trust Agreement applicable to the Certificates of any series shall not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, except with the consent, if any, of the Holders of all or such portion of the principal amount of Outstanding Certificates of such series as is provided for in the Indenture Supplement applicable to the Certificates of such series.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01  TRUST INDENTURE ACT CONTROLS

     This Agreement shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, whether or not subject to the Trust Indenture Act pursuant to the provisions thereof except as provided in Section 9.04.

SECTION 13.02  NOTICES

     (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such

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

notice may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered, or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

          Alaska Airlines, Inc.
          19300 Pacific Highway South
          Seattle, Washington  98188
          Attention:     Vice President Finance

          Facsimile:     (206)  _______________

     if to the Indenture Trustee, to:

          _____________________
          ______________________
          ______________________
          __________________________
          _____________________________
          Attention:  _____________________

          Facsimile:     (_____)  _________________
          Telephone:     (_____)  _________________

In the case of any such notice to any Owner Trustee or Owner Participant applicable to the Certificates of any series, such notice shall be to the address and with respect to the telephone and facsimile numbers specified for such Person in the Participation Agreement applicable to the Certificates of such series.

     (b) The Company, any Owner Trustee, the Indenture Trustee or any Owner Participant by notice to the others may designate additional or different addresses for subsequent notices or communications.

     (c) Any notice or communication to Holders of the Certificates shall be mailed by first-class mail to the addresses for such Holders shown on the Register kept by the Registrar. Failure so to mail a notice or communication to any Holder, or any defect in such notice or communication to any Holder, or any defect in such notice or communication, shall not affect the sufficiency of any notice or communication to other Holders of the Certificates.

     (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it shall be conclusively presumed to have been duly given, whether or not the addressee receives it.

     (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Indenture Trustee and to each Paying Agent at the same time.

     (f) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

SECTION 13.03  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS

     Every Holder of Certificates, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any agent of either of them shall be deemed to be in violation of any existing law, or of any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, by reason of the disclosure of any such information as to the names and addresses of the Holders of Certificates in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312 of the Trust Indenture Act.

SECTION 13.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

     Upon any request or application by the Company or any Owner Trustee to the Indenture Trustee to take any action under this Agreement, the Company or such Owner Trustee, as the case may be, shall furnish to the Indenture Trustee:

          (1) a Certificate of a Responsible Company Officer or a Responsible Officer, as the case may be, stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06  SEPARABILITY CLAUSE

     In case any provision of this Indenture or in any Certificate shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.07  NON-BUSINESS DAYS

     If a payment date with respect to the Certificates of any series is not a Business Day for such series at a place of payment, payment may be made at such place on the next succeeding day that is such a Business Day for such series, and no interest shall accrue for the intervening period.

SECTION 13.08  GOVERNING LAW

     THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ____________________.

SECTION 13.09  NO RECOURSE AGAINST OTHERS

     No director, officer, employee or stockholder, as such, of the Company, any Owner Trustee or any Owner Participant, as the case may be, shall have any liability for any obligations of the Company, such Owner Trustee or such Owner Participant, as the case may be, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

SECTION 13.10  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

SECTION 13.11  ACTS OF HOLDERS

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders of the Outstanding Certificates of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, the Owner Trustee in question and the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Company and any agent of the Indenture Trustee or the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

     (c) The principal amount and serial numbers of Certificates of any series held by any Person, and date of holding the same, shall be proved by the Register. If the Company shall solicit from the Holders of Certificates of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders of the Certificates of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of the Certificates of such series generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of the Certificates of such series of record at the close of business on such record date shall be deemed to be Holders of the Certificates of such series for the purposes of determining whether such Holders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders of the Certificates of such series on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than eleven months after the record date.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate of any series shall bind every future Holder of the same Certificate of such series and the Holder of every Certificate of such series issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee, any Owner Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

     IN WITNESS WHEREOF, the Company and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        ALASKA AIRLINES, INC.



                                        By: ___________________________________
                                            Name:
                                            Title:


                                        _______________________________________
                                        _______________________________________



                                          ,
                                          , as Indenture
                                          Trustee



                                        By: ___________________________________
                                            Name:
                                            Title:

                                                            Exhibit A-1 to
                                                            Trust Indenture and
                                                            Security Agreement


                    FORM OF FACE OF INSTALLMENT CERTIFICATES


  $____________________                                         No. ___________

                 199__ EQUIPMENT TRUST CERTlFICATE, SERIES ____
                             [NAME OF OWNER TRUSTEE]
                         NOT IN ITS INDIVIDUAL CAPACITY
                      BUT SOLELY AS OWNER TRUSTEE UNDER THE
                             TRUST AGREEMENT (199__)
                        DATED AS OF _____________, 199__

                    ISSUED IN CONNECTION WITH AIRCRAFT N____
                                    LEASED TO
                              ALASKA AIRLINES, INC.

INTEREST RATE                     MATURITY DATE                        CUSIP
- -------------                     -------------                        -----

   ------                         ------, -----                        -----


     [NAME OF OWNER TRUSTEE], not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (199__), dated as of __________, 199__, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to ______________________________ or registered assigns the principal sum of
______________________________ Dollars in installments on each Installment Payment Date as set forth on the reverse hereof with the final installment due and payable on the Maturity Date specified above and to pay interest on the principal amount remaining unpaid from time to time at the rate per annum specified above from __________, 199__ or from the most recent date to which interest has been paid or duly provided for, semiannually, on _______________ and _______________ in each year, commencing __________, 199__, until the principal hereof is paid or made available for payment in full. All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement, dated as of ________________, 199__, by and between __________________________________________ ___________________________, as
Indenture Trustee (the "Indenture Trustee"), and Alaska Airlines, Inc. (the "Company"), as supplemented by the Indenture Supplement thereto (199__), dated as of __________, 199__, by and among the Owner Trustee, the Indenture Trustee and the Company (as so supplemented and as further amended or

                                      A-1-1
supplemented from time to time referred to herein as the "Indenture," the defined terms therein not otherwise defined herein being used herein with the same meanings), shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that
(a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

     The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates of this series entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of, and Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest and Installment Payments Amounts (other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A-1-2

     This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

     This Certificate is one of the 199__ Equipment Trust Certificates, Series __ issued pursuant to the Indenture.

     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.

[Corporate Seal]                        [NAME OF OWNER TRUSTEE],
Attest:                                   not in its individual
                                          capacity but solely as
                                          Owner Trustee


____________________________            By __________________________
[Title of Authorized Person]               Title:

Issue Date:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Indenture.
                                   _________________________________
                                        ______________________________
                                        , as
                                        Indenture Trustee




                                   By _____________________________
                                        Authorized officer
                                          or signatory

                                      A-1-3

                   FORM OF REVERSE OF INSTALLMENT CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Indenture, designated as 199__ Equipment Trust Certificates, Series __.

     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Indenture Trustee and the Holders of the Certificates of this series, and the terms upon which the Certificates of this series are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

     On each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the initial principal amount of this Certificate which is set forth on the face hereof.


               Installment                Installment
                 Payment                    Payment
                  Date                     Percentage
               -----------                 ----------
         ____________, _________          ___________%
         ____________, _________          ___________%
         ____________, _________          ___________%
         ____________, _________          ___________%

     As more fully provided in the Indenture and each related Indenture Supplement, the Certificates of this series are subject to redemption, on not less than __ nor more than _____ days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof plus accrued interest thereon to the Redemption Date, plus, in certain of such circumstances, a Premium thereon.

     If an Indenture Event of Default applicable to the Certificates of this series shall occur and be continuing, the principal amount remaining unpaid of the Certificates of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes a Lease Event of Default under the Lease applicable to the Certificates of this series, the Indenture Trustee may declare such Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in such Lease. Such

                                      A-1-4
remedies include the right to repossess and use or operate the Aircraft applicable to the Certificates of this series, to sell or relet such Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such Aircraft over the discounted fair market rental value thereof for the remainder of the term for such Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of such Aircraft over the fair market sales value thereof or (iii) if such Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

     [The Owner Trustee or the Owner Participant may cure any default by the Company under such Lease arising from the failure of the Company to make any payment of Basic Rent under such Lease, provided that such failure of the Company is not the ______ consecutive such failure, or the _______ or subsequent cumulative such failure. The Owner Trustee or the Owner Participant may (but need not) cure any other default by the Company in the performance of its obligations under such Lease which can be cured by the payment of money, by making such payment on behalf of the Company.]

     The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

     The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates of this series (except for certain matters, including obligations to register the transfer or exchange of Certificates of this series, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates of this series on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for federal income tax purposes.

     As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly

                                      A-1-5
authorized in writing, one or more new Certificates of the same series, maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Certificates of this series are issuable only as registered Certificates. The Certificates of this series are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates of this series are exchangeable for a like aggregate principal amount of Certificates of the same series, maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

     No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

     AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
_______________________________.

                                      A-1-6

                                                            Exhibit A-2 to
                                                            Trust Indenture and
                                                            Security Agreement

                       FORM OF FACE OF SERIAL CERTIFICATES
   $____________________                                      No. ___________

                 199__ EQUIPMENT TRUST CERTIFICATE, SERIES ____

                             [NAME OF OWNER TRUSTEE]
                         NOT IN ITS INDIVIDUAL CAPACITY
                      BUT SOLELY AS OWNER TRUSTEE UNDER THE
                         TRUST AGREEMENT (199__ _______)
                        DATED AS OF _____________,  199__

                    ISSUED IN CONNECTION WITH AIRCRAFT N____
                                    LEASED TO
                              ALASKA AIRLINES, INC.


INTEREST RATE                     MATURITY DATE                        CUSIP
- -------------                     -------------                        -----

   ------                         ------, -----                        -----


     [NAME OF OWNER TRUSTEE], not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (199__ _____), dated as of ________________, 199__, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to ________________ or registered assigns the principal sum of _____________ Dollars on the Maturity Date specified above and to pay interest thereon at the rate per annum specified above from ________, 199__ or from the most recent date to which interest has been paid or duly provided for, semiannually, on _________ and __________ in each year, commencing ___________, 199_, until the principal hereof is paid or made available for payment. All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement, dated as of ________________, 199__, by and between ____________ _____________________________, as Indenture Trustee (the "Indenture
Trustee"), and Alaska Airlines, Inc. (the "Company"), as supplemented by the Indenture Supplement thereto (199__ _____),dated as of _________, l99_, by and among the Owner Trustee, the Indenture Trustee and the Company (as so supplemented and as further amended or supplemented from time to time referred to herein as the "Indenture," the defined terms therein not otherwise defined herein being used herein with the same meanings), shall be made only from the income and proceeds of the Indenture Estate.

                                      A-2-1

Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

     The interest so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates of this series entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.


     Payment of the principal of, and Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

                                      A-2-2

     This Certificate is one of the 199__ Equipment Trust Certificates, Series ___ issued pursuant to the Indenture.

     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.

[Corporate Seal]                        [NAME OF OWNER TRUSTEE],
Attest:                                   not in its individual
                                          capacity but solely as
                                          Owner Trustee

____________________________            By __________________________
[Title of Authorized Person]               Title:

Issue Date:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION
 This is one of the Certificates referred to in the within-mentioned Indenture.
                                        _________________________________
                                             ____________________________
                                             , as
                                             Indenture Trustee

                                        By _____________________________
                                            Authorized officer
                                             or signatory

                                      A-2-3

                     FORM OF REVERSE OF SERIAL CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Indenture, designated as 199__ Equipment Trust Certificates, Series ___.

     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Indenture Trustee and the Holders of the Certificates of this series, and the terms upon which the Certificates of this series are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

     As more fully provided in the Indenture and each related Indenture Supplement, the Certificates of this series are subject to redemption, on not less than __ nor more than _____ days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof, plus accrued interest thereon to the Redemption Date, plus, in certain of such circumstances, a Premium thereof.

     If an Indenture Event of Default applicable to the Certificates of this series shall occur and be continuing, the principal of the Certificates of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes a Lease Event of Default by the Company under the Lease applicable to the Certificates of this series, the Indenture Trustee may declare such Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in such Lease. Such remedies include the right to repossess and use or operate the Aircraft applicable to the Certificates of this series, to sell or relet such Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of such Aircraft over the discounted fair market rental value thereof for the remainder of the term for such Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of such Aircraft over the fair market sales value thereof or (iii) if such Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

     [The Owner Trustee or the Owner Participant may cure any default by the Company under such Lease arising from the failure of the Company to make any payment of Basic Rent under such Lease, provided that such failure of the Company is not the __________ consecutive such failure, or the __________ or subsequent cumulative such

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failure.  The Owner Trustee or the Owner Participant may (but need not) cure any other default by the Company in the performance of its obligations under such Lease which can be cured by the payment of money, by making such payment on behalf of the Company.]

     The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

     The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates of this series (except for certain matters, including obligations to register the transfer or exchange of Certificates of this series, replace stolen lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates of this series on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for federal income tax purposes.

     As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at office or agency maintained for such purpose, dully endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same series, maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Certificates of this series are issuable only as registered Certificates. The Certificates of this series are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates of this series are exchangeable for a like aggregate principal amount of Certificates of the same series, maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

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     No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

     AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
________________ ___________________.

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